Exhibit 4.3

WYNDHAM HOTEL GROUP
EMPLOYEE SAVINGS PLAN

Restated effective January 1, 2019

i

	(g)	Fiduciary Compensation	10
	(h)	Plan Expenses	10
	(i)	Fiduciary Insurance	10
	(j)	Indemnification	10

3.	PARTICIPATION IN THE PLAN		10

	(a)	Initial Eligibility	10
	(b)	Ineligible Employees	12
	(c)	Commencement of Participation	12
	(d)	Termination and Requalification	13
	(e)	Termination of Membership	13
	(f)	Transfers	13

4.	CONTRIBUTIONS		13

	(a)	Salary Deferral Contributions	13
	(b)	Salary Deferral Contribution Limitations	14
	(c)	Salary Deferral Account	14
	(d)	Compliance with Salary Deferral Discrimination Tests	15
	(e)	Participating Company Contributions	17
	(f)	Employer Contribution Account	18
	(g)	Compliance with Participating Company Matching Contributions Discrimination Tests	18
	(h)	Rollovers	20
	(i)	Rollover Account	21
	(j)	“Failsafe” Contributions	21
	(k)	Payroll Taxes	21
	(l)	Catch-up Contributions	21

5.	MAXIMUM CONTRIBUTIONS AND BENEFITS		21

	(a)	Defined Contribution Limitation	21
	(b)	Definition of “Compensation” for Code Limitations	22

6.	ADMINISTRATION OF FUNDS		23

	(a)	Investment Control	23
	(b)	Member Elections	23
	(c)	No Member Election	24
	(d)	Facilitation	24
	(e)	Valuations	24
	(f)	Allocation of Gain or Loss	24
	(g)	Provisions Optional	24
	(h)	Bookkeeping	24
	(i)	Transfer of Assets from Merged Plans	24
	(j)	Company Stock	25
	(k)	Wyndham Worldwide Corporation Stock	25

7.	BENEFICIARIES AND DEATH BENEFIT		25

	(a)	Designation of Beneficiary	25
	(b)	Beneficiary Priority List	25

8.	BENEFITS FOR MEMBERS		26

	(a)	Severance from Employment Benefit	26
	(b)	Death Benefit	26

9.	DISTRIBUTION OF BENEFITS		26

	(a)	Commencement	26
	(b)	Benefit Form	27
	(c)	Account Balances Less Than or Equal to $5.000	28
	(d)	Withholding	28
	(e)	Rollover Election	28
	(f)	Distribution to Alternate Payee	29
	(g)	Missing Members	30
	(h)	Minimum Distribution Requirements	30

10.	IN-SERVICE DISTRIBUTIONS		34

	(a)	Age 59-1/2	34
	(b)	Hardship	34
	(c)	Need	34
	(d)	Satisfaction of Need	34
	(e)	Limitation	35
	(f)	Distribution Limitation	35
	(g)	WHE Savings Plan	35
	(h)	Resort Services, Inc.	35
	(i)	Dolce International Holdings, Inc. 401(k) Plan	35

11.	LOANS		35

	(a)	Committee Discretion	35
	(b)	Minimum Requirements	35
	(c)	Accounting	36

12.	TITLE TO ASSETS		37

13.	AMENDMENT AND TERMINATION		37

	(a)	Amendment	37
	(b)	Termination	37
	(c)	Conduct on Termination	37
	(d)	Procedure for Plan Amendment	37

14.	LIMITATION OF RIGHTS		38

	(a)	Alienation	38
	(b)	Qualified Domestic Relations Order Exception	38
	(c)	Employment	38

15.	MERGERS, CONSOLIDATIONS OR TRANSFERS OF PLAN ASSETS		38

16.	PARTICIPATION BY RELATED ENTITIES		39

	(a)	Commencement	39
	(b)	Termination	39
	(c)	Single Plan	39
	(d)	Delegation of Authority	39

17.	TOP-HEAVY REQUIREMENTS		39

	(a)	General Rule	39
	(b)	Definitions	39
	(c)	Vesting	41
	(d)	Minimum Contribution	41

18.	MISCELLANEOUS		41

	(a)	Incapacity	41
	(b)	Reversions	42
	(c)	Employee Data	42
	(d)	Law Governing	42
	(e)	Pronouns	42
	(f)	Interpretation	42
	(g)	Qualified Military Service	43
	(h)	Electronic Administration	43

19.	COMPANY STOCK		43

	(a)	Definitions	43
	(b)	Voting of Company Stock	43
	(c)	Securities Laws	43
	(d)	Tender Offers	44
	(e)	Confidentiality Procedures	44
	(f)	Employer Securities	44
	(g)	Company Stock Fund	45

APPEfNDIX A Participating Companies			48

APPENDIX B Service Credited with Predecessor Employers			49

APPENDIX C Provisions Related to Merged Plans			50

WYNDHAM HOTEL GROUP
EMPLOYEE SAVINGS PLAN

Wyndham Hotels & Resorts, Inc. (successor by spin-off from Wyndham Worldwide Corporation) (the “Company”) adopted this Wyndham Hotel Group Employee Savings Plan, effective on the date of the Spin-off, to provide individuals who shall qualify as Members hereunder with a source of retirement income for themselves or survivor benefits for their beneficiaries by affording them an opportunity to increase their savings on a tax-favored basis.  The Plan was established in connection with the Spin-off, and the Plan received a transfer of account balances of eligible employees from the Wyndham Worldwide Corporation Employee Savings Plan.  The Plan is intended to be a profit sharing plan, with Code Section 401(k) and 401(m) features, which satisfies the requirements of Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended.

Effective January 1, 2019, the Plan was restated to facilitate the merger of the Wyndham Hotels Employee Savings Plan (the “WHE Plan”) with and into the Plan. In addition, effective January 1, 2019, the Plan was amended to add safe harbor matching contributions and otherwise comply with the safe harbor nondiscrimination testing rules under Code Section 401(k)(12) and 401(m)(11).

1.                                      DEFINITIONS

(a)                                 “Account” shall mean on any date of determination the value of a Member’s share of the Fund.

(i)                                     “Salary Deferral Account” shall mean the portion of the Member’s Account derived from Participating Company Contributions under subsections 4(a) and 4(1).

(ii)                                  “Rollover Account” shall mean the portion of the Member’s Account derived from amounts transferred to the Fund under subsection 4(h).

(iii)                               “Employer Contributions Account” shall mean the portion of the Member’s Account derived from Participating Company Contributions under subsection 4(e).

(iv)                              “Shell Plan Matching Account” shall mean the portion of the Account under the Plan that is derived from matching contributions made to the Shell Vacations, LLC Employee Savings and Retirement Plan on the Member’s behalf (and any earnings and losses therein) prior to February 3, 2014, with any earnings and losses thereon.

(v)                                 “WHE Plan Matching Account” shall mean the portion of the Account under the Plan that is derived from matching contributions made to the WHE Plan on the Member’s behalf (and any earnings and losses therein) prior to January 1, 2019, with any earnings and losses thereon.

(b)                                 “Administrative Committee” or “Committee” shall mean the individual or group of individuals designated pursuant to subsection 2(b) to control and manage the operation and administration of the Plan to the extent set forth herein, and shall also include any delegate of such Committee described in subsection 2(b).

(c)                                  “Annual Additions” shall mean the sum for any Limitation Year of (i) employer contributions, (ii) employee contributions, (iii) forfeitures, (iv) amounts allocated to an individual medical account, as defined in Section 415(1) of the Code, which is part of a pension or annuity plan maintained by a Related Entity, (v) amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits, allocated to the separate account of a “key employee,” as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by a Related Entity and (vi) allocations under a simplified employee pension, “Annual Additions” shall include excess contributions as defined in Section 401(k)(8)(B) of the Code, excess aggregate contributions as defined in Section 401(m)(6)(B) of the Code and excess deferrals as described in Section 402(g) of the Code, regardless of whether such amounts are distributed or forfeited; provided, however, that excess deferrals distributed in accordance with Treasury Regulation Section 1.402(g)-1 (e)(2) or (3) are not Annual Additions.  “Annual Additions” shall not include contributions made under subsections 4(h) and 4(1).

(d)                                 “Board of Directors” shall mean the Board of Directors of the Company.

(e)                                  “Break in Service” shall mean a Period of Severance.

(f)                                   “Code” shall mean the Internal Revenue Code of 1986, and the same as may be amended from time to time.

(g)                                  “Company” shall mean Wyndham Hotels & Resorts, Inc., a Delaware corporation.

(h)                                 “Compensation” means all of each Member’s regular or base salary or wages (including overtime, and commissions) paid to such Member by the Company or a Participating Company.  Compensation shall not include annual incentive payments under the companywide annual incentive plan, equity type awards or equivalents, severance pay, allowances or reimbursements such as car allowances, relocation expenses or any other forms of compensation other than base salary or wages.

Compensation shall include only that compensation which is actually paid to the Member during the applicable period.  Except as provided elsewhere in this Plan, the applicable period shall be the Plan Year.

Notwithstanding the foregoing, Compensation shall include any amount which is contributed by the Company pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under Code Sections 125, 132(f)(4), 402(e)(3), 402(h) or 403(b).

Notwithstanding the foregoing, Compensation taken into account under the Plan for a Member in any Plan Year shall not exceed $280,000 for the Plan Year beginning January 1, 2019, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code.

For the first Plan Year, and in any subsequent Plan Year where a short Plan Year is created because of an amendment changing the Plan Year to a different twelve (12) consecutive month period, Compensation shall be pro-rated based on the following formula:

Number of Months in the short Plan Year
12

(i)                                     “Effective Date” shall mean the date of the Spin-off.

(k)                                 “Employee” shall mean each and every person employed by a Participating Company who is both a common law employee and on the payroll of a Participating Company. It is expressly intended that persons not treated as common law employees by the Company or Participating Company on its employment and payroll records, including, but not limited to, those individuals recorded as independent contractors, working pursuant to an employee leasing arrangement, or working under any other non-employee or non-payroll classification, are to be excluded from Plan participation even if a court, regulatory body, or administrative agency determines that any such individuals are common law employees of the Company or Participating Company.

The term “Employee” shall not include a person who is a “leased employee covered under a safe harbor plan, as defined in Section 414(n)(5) of the Code with respect to the Company or Related Entity.

“Leased employee” shall mean any person who is not an Employee and who provides services to a Participating Company if such services are provided pursuant to an agreement between the recipient and any other person, such person has performed such services for the Participating Company on a substantially full time basis for a period of a least 1 year, and such services are performed under the primary direction and control by the Participating Company.

(l)                                     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

(m)                             “ESOP” shall mean the portion of the Plan assets that is invested in the Company Stock Fund and that is intended to be a stock bonus plan as defined in the Treasury Regulations Section 1.401-1(b)(iii) and a non-leveraged employee stock ownership plan satisfying the requirements of Sections 401(a), 409 and 4975(e)(7) of the Code and is also intended to meet Sections 401(k) and 401(m) of the Code.  The ESOP is intended to be invested primarily in Company Stock and is maintained as a portion of the Plan as authorized by Treasury Regulation Section 54.4975-11(a)(5).  The remaining portion of the Plan is intended to be a profit sharing plan which meets the requirements for qualification under Sections 401(a) and (k) of the Code.  The ESOP and the profit-sharing portion of the Plan constitute the entire Plan and are intended to be a single plan under Sections 1.414-l(b)(1) of the Treasury Regulations.

(n)                                 “Fiduciary” shall mean a person who, with respect to the Plan, (i) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control with respect to management or disposition of the Plan’s assets, (ii) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan, or has any authority or responsibility to do so, or (iii) has any discretionary authority or discretionary responsibility in the administration of the Plan.

(o)                                 “Fund” shall mean the assets of the Plan.  All Investment Categories shall be part of the Fund.

(p)                                 “Highly Compensated Employee” includes Highly Compensated Active Employees and Highly Compensated Former Employees.  A Highly Compensated Active Employee is any Employee who is a 5-percent owner (as defined in Section 416(i)(1)(B)(i) of the Code) during the determination year or the look-back year.  A Highly Compensated Active Employee also includes an Employee who, during the look-back year, received Compensation from the Employer in excess of $125,000 (as adjusted pursuant to Section 414(q) of the Code).

A Highly Compensated Former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a Highly Compensated Active Employee for either the separation year or any determination year ending on or after the Employee’s 55th birthday.

For this purpose, the determination year shall be the Plan Year.  The look-back year shall be the twelve month period immediately preceding the determination year.  The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group and the Compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

(q)                                 “Hour of Service” shall mean each hour (i) for which an Employee is directly or indirectly paid, or entitled to payment, by a Participating Company or a Related Entity for the performance of duties or (ii) for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by a Participating Company or a Related Entity.  These hours shall be credited to the Employee for the period or periods in which the duties were performed or to which the award or agreement pertains irrespective of when payment is made.  For purposes of this subsection, the regulations issued by the Secretary of Labor at 29 CFR 2530.200b-2(b) and (c) are incorporated by reference, Nothing herein shall be construed as denying an Employee credit for an “Hour of Service” if credit is required by federal law.

(r)                                    “Investment Category” shall mean any separate investment fund which is made available under the terms of the Plan,

(s)                                   “Investment Manager” shall mean any Fiduciary who:

(i)                                     has the power to manage, acquire, or dispose of any asset of the Plan;

(ii)                                  is:

(A)                               registered as an investment adviser under the Investment Advisers Act of 1940;

(B)                               a bank, as defined in that Act; or

(C)                               an insurance company qualified to perform services described in subsection l(t)(i) above under the laws of more than one state; and

(iii)                               has acknowledged in writing that he is a Fiduciary with respect to the Plan.

(t)                                    “Limitation Year” shall mean the consecutive twelve-month period commencing on January 1 and ending on December 31.

(u)                                 “Member” shall mean each and every Employee of a Participating Company who satisfies the requirements for participation under Section 3 hereof or who has an Account held under the Plan.

(v)                                 “Normal Retirement Date” shall mean the date on which a Member attains age 65.

(w)                               “Participating Company” shall mean any Related Entity with respect to the Company which adopts this Plan pursuant to Section 16 and is listed in Appendix A.  The term shall also include the Company, unless the context otherwise requires.

(x)                                 “Period of Service” shall mean the period of time commencing on the date on which an Employee first is credited with an Hour of Service or, if applicable, the first date following a Period of Severance on which an Employee is credited with an Hour of Service, and ending on the next following Severance Date, including periods of time prior to the Effective Date of the Plan.  Notwithstanding the foregoing, for purposes of eligibility to participate under Section 3, a Period of Severance of less than one year shall be included in a Period of Service.  Furthermore, “Period of Service” shall also include the period of time during which the Employee is absent from work, up to the first anniversary of the date on which such absence began, (i) by reason of the Employee’s pregnancy, (ii) by reason of the birth of the Employee’s child, (iii) by reason of the placement of a child with such Employee in connection with an adoption of such child by the Employee, (iv) for purposes of caring for a child for a period beginning immediately following birth or placement or (v) with respect to periods of “qualified military service” in accordance with Section 414(u) of the Code.  Furthermore, for purposes of crediting Hours of Service for eligibility to participate and vesting, Service performed as a “leased employee,” within the meaning of Section 414(n) of the Code, of a Participating Company or a Related Entity shall be treated as Service performed for a Participating Company or a Related Entity.  Unless expressly provided otherwise herein, for purposes of any computation of Years of Service or Breaks in Service, the computation period for determining a Year of Service or a Break in Service shall commence on the date an Employee first performs an Hour of Service and each annual anniversary thereof.

The computation period applicable to a former Employee of a Related Entity that is not a Participating Company who transfers to the employ of the Company or a Participating Company pursuant to subsection 3(f) such that participation in the Plan is available to such Employee shall commence as of the date that such Employee first performed an Hour of Service for the Related Entity.

(y)                                 “Period of Severance” shall mean the period of time commencing on an Employee’s Severance Date and ending on the date on which the Employee first again is credited with an Hour of Service.

(z)                                  “Plan” shall mean the Wyndham Hotel Group Employee Savings Plan as set forth herein and as may be amended from time to time.

(aa)                          “Plan Year” shall mean the consecutive twelve-month period commencing on January 1 and ending on December 31.  The period beginning on the Effective Date and ending on December 31, 2018 shall be a short Plan Year.

(bb)                          “Qualified Domestic Relations Order” means a domestic relations order as defined in and meeting the requirements of Section 206(d) of ERISA and the regulations thereunder, as amended from time to time.

(cc)                            “Related Entity” shall mean (i) all corporations which are members with a Participating Company in a controlled group of corporations within the meaning of Section 1563(a) of the Code, determined without regard to Sections 1563(a)(4) and (e)(3)(c) of the Code, (ii) all trades or businesses (whether or not incorporated) which are under common control with a Participating Company as determined by regulations promulgated under Section 414(c) of the Code, (iii) all trades or businesses which are members of an affiliated service group with a Participating Company within the meaning of Section 414(m) of the Code and (iv) any other entity required to be aggregated with a Participating Company in accordance with regulations under Section 414(o) of the Code; provided, however, for purposes of Section 5, the definition shall be modified to substitute the phrase “more than 50%” for the phrase “at least 80%” each place it appears in Section 1563(a)(1) of the Code.  An entity is a Related Entity only during those periods in which it is included in a category described in this subsection.

(dd)                          “Service” shall mean the sum of an Employee’s Periods of Service.  Service is measured in completed years, months and days, where 365 days (366 days in a leap year) of Service equal one (1) Year of Service and a Month of Service shall be the period commencing on any day in a month and ending on the day preceding the day in the next calendar month with the same numerical value as the commencement date; for example, one Month of Service commencing on September 15 would end on October 14.

(ee)                            “Severance Date” shall mean the earlier of (i) the date an Employee quits, is discharged, retires or dies or (ii) the first anniversary of the date an Employee is absent from the employ of the Company and all Related Entities for any other reason, except for an approved leave of absence granted in writing by the Company according to a uniform rule applied without discrimination provided the Employee returns to the employ of the Company or a Related Entity upon completion of the leave.  Notwithstanding the foregoing and in accordance with Section 414(u) of the Code, an Employee who terminates Service to enter the military service of the United States shall not suffer a Severance Date as of such date provided (i) such Employee’s rights are protected by federal law and (ii) such Employee returns to employment with the Company or a Related Entity within the period required by law for preservation of his rights.  Under such circumstances, an Employee shall receive credit for Service for his entire period of absence.  If the Employee does not return to Service within the time prescribed by law, then the date he terminated employment shall be his Severance Date.  In addition, for purposes of subsection 1(f), an Employee shall not suffer a Severance Date until the second anniversary of the date on which such Employee is absent from work (i) by reason of the Employee’s pregnancy, (ii) by reason of the birth of the Employee’s child, (iii) by reason of the placement of a child with such Employee in connection with an adoption of such child by the Employee or (iv) for purposes of caring for a child for a period beginning immediately following birth or placement.

(ff)                              “Spin-off” shall mean the spin-off of the Company from Wyndham Worldwide Corporation.

(gg)                            “Trust Agreement” shall mean the agreement between the Company and the Trustee under which the Fund is held.

(hh)                          “Trustee” shall mean such person, persons or corporate fiduciary designated pursuant to subsection 6(a) to manage and control the Fund pursuant to the terms of the Plan and the Trust Agreement.

(ii)                                  “Valuation Date” shall mean the last business day of each month in the Plan Year or such other date as the Committee in its discretion may determine from time to time.  If the Fund or any Investment Category is invested in a manner which permits daily valuation of the portion of a Member’s Account held therein without incremental cost or the Committee otherwise directs, then each business day of the Company in which the New York Stock Exchange (NYSE) is open during its ordinary business hours shall also be a “Valuation Date. ”

2.                                      ADMINISTRATION OF THE PLAN

(a)                                 ERISA Reporting and Disclosure by Committee.  The Committee shall file all reports and distribute to Members and beneficiaries reports and other information required under ERISA and the Code.

(b)                                 Committee.   The Company, through its Board of Directors, shall designate an Administrative Committee which shall have the authority to control and manage the operation and administration of the Plan.  If the Committee consists of more than two members, it shall act by majority vote.  The Committee may (i) delegate all or a portion of the responsibilities of controlling and managing the operation and administration of the Plan to one or more persons and (ii) appoint agents, investment advisers, counsel, or other representatives to render advice with regard to any of its responsibilities under the Plan.  The Board of Directors may remove, with or without cause, the Committee or any Committee member.  The Committee may remove, with or without cause, any delegate or adviser designated by it,

(c)                                  Multiple Capacities.   Any person may serve in more than one fiduciary capacity (including service both as Trustee and Committee member).

(d)                                 Committee Powers.  The responsibility to control and manage the operation and administration of the Plan shall include, but shall not be limited to, the performance of the following acts:

(i)                                     the distribution to Members and beneficiaries of all reports and other information required of the Plan;

(ii)                                  the keeping of complete records of the administration of the Plan;

(iii)                               the promulgation of rules and regulations for the administration of the Plan consistent with the terms and provisions of the Plan; and

(iv)                              the adoption of such rules for the conduct of the administration of the Plan as it may deem appropriate.

The Committee and/or its delegate shall have the exclusive discretionary authority and power to determine eligibility for benefits and to construe the terms and provisions of the Plan, determine questions of fact and law arising under the Plan, direct disbursements pursuant to the Plan, and exercise all other powers specified herein or which may be implied from the provisions hereof.  Benefits under this Plan shall be paid only if the Committee or its delegate determines in its discretion that the Member is entitled to such benefits.

(e)                                  Allocation of Fiduciary Responsibility.  The Board of Directors, the Committee, the Trustee and the Investment Manager (if any) possess certain specified powers, duties, responsibilities and obligations under the Plan and the Trust Agreement.  It is intended under this Plan and the Trust Agreement that each be responsible solely for the proper exercise of its own functions and that each not be responsible for any act or failure to act of another, unless otherwise responsible as a breach of its fiduciary duty or for breach of duty by another Fiduciary under ERISA’s rules of co-fiduciary responsibility.  In general:

(i)                                     the Board of Directors is responsible for appointing and removing the Committee and the Trustee and for amending or terminating the Plan and the Trust Agreement;

(ii)                                  the Committee is responsible for administering the Plan, for adopting such rules and regulations as in the opinion of the Committee are necessary or advisable to implement and administer the Plan and to transact its business, and for providing a procedure for carrying out a funding policy and method consistent with the objectives of the Plan and the requirements of Title I of ERISA and the Code and for discharging the statutory duties of a plan administrator under ERISA and the Code;

(iii)                               the Trustee and the Investment Manager are responsible for the management and control of the respective portions of the Fund over which they have control to the extent provided in the Trust Agreement or Investment Management Agreement; and

(iv)                              the Fiduciary appointing an Investment Manager is responsible for the appointment and retention of the Investment Manager.

(f)                                   Claims.  The Benefits Department of the Company is charged by the Committee with reviewing all claims for benefit.  If, pursuant to the rules, regulations or other interpretations of the Plan, the Benefits Department denies the claim of a Member or Beneficiary for benefits under the Plan, the Benefits Department shall provide written notice, within 90 days after receipt of the claim, unless special circumstances require an extension of time, in which case decision shall be rendered as soon after the ninety-day period as possible, but not later than 180 days after receipt of the claim.  If the Benefits Department determines such an extension of time is required, written notice of the extension indicating the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review shall be furnished to the claimant prior to the termination of the initial 90 day period.  In the case of an adverse benefit determination, the notification shall set forth, in a manner calculated to be understood by the claimant:

(i)                                     the specific reason or reasons for the adverse determination;

(ii)                                  reference to the specific Plan provisions on which the determination is based;

(iii)                               a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(iv)                              a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

A Member or Beneficiary whose claim for benefits has been denied by the Benefits Department may request review by the Committee of the denied claim by notifying the Committee in writing within 60 days after receipt of the notification of claim denial.  As part of said review procedure, the claimant or his authorized representative may review pertinent documents and submit comments, documents, records, and other information relating to the claim for benefits to the Committee.  The claimant or his authorized representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits.  The Committee shall provide for a review that takes into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial determination by the Benefits Department.  The Committee shall render its decision to the claimant in writing in a manner calculated to be understood by the claimant not later than 60 days after receipt of the request for review, unless special circumstances require an extension of time, in which case decision shall be rendered as soon after the sixty-day period as possible, but not later than 120 days after receipt of the request for review.  If the Committee determines such an extension of time is required, written notice of the extension indicating the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review shall be furnished to the claimant prior to the termination of the initial 60 day period.  The claimant shall be provided with notification of the benefit determination on review.  In the case of an adverse benefit determination, the notification shall set forth, in a manner calculated to be understood by the claimant:

(i)                                     the specific reason or reasons for the adverse determination;

(ii)                                  reference to the specific Plan provisions on which the benefit determination is based;

(iii)                               a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits; and

(iv)                              a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

In reviewing claims, in addition to the authority under subsection 2 (and not by way of limitation), the Committee shall have sole and full discretionary authority to interpret the terms of the Plan, including any uncertain terms, to determine eligibility for, entitlement to, and the amount of any benefits, and to make factual findings and determine any other claims related to the Plan.  Any interpretation or determination made pursuant to such discretionary authority shall be given full force and effect and shall be final, binding and conclusive on all interested parties and shall be afforded the maximum deference permitted by law.

(g)                                  Fiduciary Compensation.  A Committee member, delegate, or adviser who already receives full-time pay from the Company or a Related Entity shall serve without compensation for his services as such, but he shall be reimbursed pursuant to subsection 2(h) for any reasonable expenses incurred by him in the administration of the Plan.  A Committee member, delegate, or adviser who is not already receiving full-time pay from the Company or a Related Entity may be paid such reasonable compensation as shall be agreed upon.

(h)                                 Plan Expenses.  All expenses of administration of the Plan may be paid by the Company or a Participating Company.  If the Company or a Participating Company does not pay such expenses, then they shall be paid out of the Fund.

(i)                                     Fiduciary Insurance.  If the Committee so directs, the Plan shall purchase insurance to cover the Plan from liability or loss occurring by reason of the act or omission of a Fiduciary provided such insurance permits recourse by the insurer against the Fiduciary in the case of a breach of duty by such Fiduciary.

(j)                                    Indemnification.  The Company shall indemnify and hold harmless to the maximum extent permitted by its by-laws each Fiduciary who is an Employee or who is an officer or director of any Participating Company or any Related Entity from any claim, damage, loss or expense, including litigation expenses and attorneys’ fees, resulting from such person’s service as a Fiduciary of the Plan provided the claim, damage, loss or expense does not result from the Fiduciary’s gross negligence or intentional misconduct.

3.                                      PARTICIPATION IN THE PLAN

(a)                                 Initial Eligibility.

(i)                                     Each “Regular Employee” (as defined in subsection (vi) below) who, immediately prior to the Effective Date, was actively participating in the Wyndham Worldwide Corporation Employee Savings Plan shall become a Member in this Plan on the Effective Date.

Each other Regular Employee shall be eligible and shall qualify to participate in the Plan after attainment of the age of eighteen (18) and the completion of one (1) Year of Service following such Regular Employee’s date of employment or, if the Employee is returning after a Period of Severance, reemployment, with a Participating Company.  Each other Employee who is a “Part-Time Employee” (as defined in subsection (vi) below) shall be eligible to participate in the Plan as soon as administratively feasible following the later of the attainment by such Part-Time Employee of age eighteen (18) and the completion by such Part-Time Employee of one (1) “Year of Eligibility Service.  For purposes of this Section, a Part-Time Employee shall be deemed to have completed one (1) Year of Eligibility Service if he completes 1,000 or more Hours of Service during the twelve (12) consecutive month period commencing on the day on which he first completes an Hour of Service.  If the Part-Time Employee fails to complete 1,000 Hours of Service during such 12 month period, he shall be deemed to have completed a Year of Eligibility Service on the last day of the first Plan Year, commencing after the date he first performed an Hour Service, in which he completes 1,000 or more Hours of Service.

(ii)                                  Effective as of the date any acquisition is consummated (the “Acquisition Date”), and except as provided below, former Regular Employees of a company (the “Acquired Company”), the stock or assets of which are acquired by a Participating Company, who become Employees of a Participating Company as of the Acquisition Date shall be eligible and shall qualify to participate in the Plan on (A) Acquisition Date or (B) as soon as administratively feasible following the attainment by such Employee of age eighteen (18) and completion of one (1) Year of Service, if later.  Notwithstanding the foregoing, “Part-Time Employees” shall be eligible and shall qualify to participate in the Plan in accordance with the requirements under subsection (i) above, except that in the case of an acquisition of stock of a company, all periods of service with the Acquired Company shall be taken into account under the Plan,

(iii)                               Notwithstanding the foregoing, if the Acquired Company continues to maintain and contribute to a plan qualified under Section 401(a) of the Code after the Acquisition Date and the former employee is eligible to participate in such plan, that former employee of the Acquired Company shall not be eligible to participate in the Plan until such other qualified plan is no longer maintained, benefits under the plan are frozen and/or the former employee is no longer eligible to participate or ceases to participate in such plan.

(iv)                              (A) Notwithstanding the provisions of subsections 3(a)(ii) and 3(a)(iii), a Regular Employee who was a participant in a plan qualified under Section 401(a) of the Code which was merged into this Plan (the “Merged Plan”) shall become a Member in this Plan on the date of plan merger.  Upon satisfaction of the requirements in subsection 3(i), Part-Time Employees shall be eligible and shall qualify to participate in the Plan, subject to subsection (B) below.

(B)                               For purposes of satisfying subsections 3(a)(i) and 4(e), any Employee described in subsection 3(a)(iv)(A) hereinabove shall receive credit for his period of service with the employer which maintained the Merged Plan, or its affiliates, prior to the date of plan merger.

(v)                                 For purposes of subsection 3(a)(i), an Employee’s Service and Hours of Service with Wyndham Worldwide Corporation or any company that was a participating employer in the Wyndham Worldwide Corporation Employee Savings Plan, or with any predecessor or other company for which such service was credited to such Employee under the Wyndham Worldwide Corporation Employee Savings Plan, in each case, prior to the Effective Date shall be treated as Service and Hours of Service under this Plan.  In addition, notwithstanding the provisions of subsection 3(a)(i), an Employee who was a participant in a plan qualified under Section 401(a) of the Code with a predecessor employer, will receive eligibility service credit under the Plan.  These predecessor employers are listed in Appendix B.

(vi)                              For purposes of this Section 3, a “Regular Employee” is an Employee whose terms and conditions of employment dictate that he complete (or completed, as the case may be) at least twenty (20) Hours of Service per calendar week and a “Part-Time Employee” is either an Employee whose terms and conditions of employment are such that he is scheduled to complete less than twenty (20) Hours of Service per week or an Employee hired on a temporary or seasonal basis.

(b)                                 Ineligible Employees

(i)                                     Collective Bargaining Agreement.  No Employee whose terms and conditions of employment are determined by a collective bargaining agreement between employee representatives and a Participating Company shall be eligible or qualify for participation unless such collective bargaining agreement provides to the contrary, in which case such Employee shall be eligible or shall qualify for participation upon compliance with such provisions for eligibility or participation as such agreement shall provide; except that no Employee who has selected, or in the future selects, a union shall become ineligible during the period between his selection of the union and the execution of the first collective bargaining agreement which covers him.

(ii)                                  Certain Related Entities.  No employee of any Related Entity which is not listed as a Participating Company in Appendix A shall be eligible or qualify for participation.

(iii)                               Cooperative Students.  No Employee who is participating in a cooperative student program with a Participating Company shall be eligible or qualify for participation.

(iv)                              Nonresident Aliens.  No nonresident alien who does not receive any earned income from a Participating Company which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code) shall be eligible or qualify for participation.

(v)                                 Temporary Employees.  No temporary agency hires, independent contractors, or consultants, including individuals who are designated (at the time such individuals are performing services for a Participating Company) as any of the foregoing on the records of a Participating Company or in agreements with a Participating Company shall be eligible or qualify for participation.

(c)                                  Commencement of Participation.  An Employee who satisfies all the requirements for eligibility under subsection 3(a) and who is not excluded under subsection 3(b) shall become a Member as soon as administratively feasible following his timely election authorizing amounts be withheld from his Compensation and be credited to his Salary Deferral Account.

(d)                                 Termination and Requalification.  An Employee who has satisfied the service requirement of subsection 3(a) applicable to him and who subsequently becomes ineligible for any reason shall requalify for participation as soon as administratively feasible following the date on which he is next credited with an Hour of Service in an eligible job classification,

(e)                                  Termination of Membership.  An Employee who becomes a Member shall remain a Member as long as he has an Account held under the Plan.

(f)                                   Transfers.  An Employee excluded from participation pursuant to subsection 3(b)(iii) shall be eligible to qualify for participation as soon as administratively feasible following completion of the requirements of subsection 3(a)(i) hereof upon his transfer to an eligible classification of Employee.  Service performed while a member of an ineligible classification shall count towards the satisfaction of said requirements.  Furthermore, an Employee of a Related Entity excluded from participation pursuant to subsection 3(b)(ii) who is transferred to the employ of a Participating Company shall be eligible to participate in the Plan in accordance with the terms of subsection 3(a)(i); for purposes of crediting eligibility Service for such an Employee, all Service performed for the Related Entity shall be counted as Service for a Participating Company.

4.                                      CONTRIBUTIONS

(a)                                 Salary Deferral Contributions.  Each Employee who becomes eligible to participate may elect that his Participating Company contribute on his behalf any whole percentage of his Compensation, as he shall elect, subject to the following rules:

(i)                                     Amount.  A Member may specify any amount equal to any whole percentage of his Compensation, not to exceed 50% thereof and not less than 1% thereof.  A Member may separately specify any amount equal to any whole percentage of his Compensation, not to exceed 35% thereof and not less than 1% thereof, as catch-up contributions (as described in Section 4(1).

(ii)                                  Change.  A Member may change the specified percentage from time to time by making a revised election; the frequency with which such changes are allowed shall be specified in rules established by the Committee.

(iii)                               Suspension.  A Member may suspend his election at any time with sufficient notice given to the Committee, as specified in rules established by the Committee.  A Member who suspends his election may not again have the Participating Company contribute a percentage of his Compensation until the next applicable change date pursuant to subsection 4(a)(ii).

(iv)                              Salary Reduction.  A Member’s pay for a Plan Year shall be reduced by the amount of the contribution that he elects for such Plan Year.

(v)                                 Election.  All elections shall be made at the time, in the manner, and subject to the conditions specified by the Committee, which shall prescribe uniform and nondiscriminatory rules for such elections.  The Participating Companies shall pay over to the Fund all contributions made under this subsection with respect to a Plan Year on the earliest date on which such contributions can reasonably be segregated from the Participating Companies’ general assets, but not later than the fifteenth business day of the month following the month in which such amounts would have been payable to the Employee in cash.  Contributions made by Participating Companies under this subsection shall be allocated to the Salary Deferral Accounts of the Members from whose Compensation the contributions were withheld in an amount equal to the amount withheld.  Such contributions shall be deemed to be employer contributions made on behalf of Members to a qualified cash or deferred arrangement (within the meaning of Section 401(k)(2) of the Code).

(b)                                 Salary Deferral Contribution Limitations.  Contributions under subsection 4(a) shall be limited as provided below.

(i)                                     Exclusion Limit.  No Member shall be permitted to have Salary Deferral Contributions made under this Plan, or any other qualified plan maintained by the Company, during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect at the beginning of such taxable year, except to the extent permitted under Section 4(1) of the Plan and Section 414(v) of the Code.  If the contribution under subsection 4(a) for a Member for any taxable year exceeds the limit set forth in Code Section 402(g), the Committee shall direct the Trustee to distribute the excess amount for such taxable year (plus any income and minus any loss allocable thereto including the period between the end of the taxable year and the date of distribution) to the Member not later than April 15th following the close of such calendar year in accordance with Treasury Regulation Section 1.402(g)-1(e)(1)(5)(iii) and (iv).  If (A) a Member participates in another plan which includes a qualified cash or deferred arrangement, (B) such Member contributes in the aggregate more than the exclusion limit under subsection 4(a) of this Plan and the corresponding provisions of the other plan and (C) the Member notifies the Committee not later than March 1st following the close of such calendar year of the portion of the excess the Member has allocated to this Plan, then the Committee shall direct the Trustee to distribute to the Member not later than April 15th following the close of such calendar year the excess amount for such taxable year (plus any income and minus any loss allocable thereto including the period between the end of the taxable year and the date of distribution in accordance with Treasury Regulation Section 1.402(g)-1(e)(1)(5)(iii) and (iv)) which the Member allocated to this Plan.  Income shall not be allocated to “excess contributions” during the period between the end of the Plan Year and the date of distribution of the “excess contributions” (the “Gap Period”), unless otherwise required pursuant to guidance published by the Department of Treasury.

(ii)                                  Discrimination Test Limits.  The Committee may limit the maximum amount of contribution for Members who are Highly Compensated Employees (within the meaning of Section 414(q) of the Code) to the extent it determines that such limitation is necessary to keep the Plan in compliance with Section 401(a)(4) or Section 401(k)(3) of the Code.  Any limitation shall be effective for all payroll periods following the announcement of the limitation.

(c)                                  Salary Deferral Account.  The salary deferral contributions allocated to a Member, as adjusted for investment gain or loss and income or expense, constitute such Member’s Salary Deferral Account.  A Member shall at all times have a nonforfeitable interest in the Salary Deferral Account portion of his Account.

(d)                                 Compliance with Salary Deferral Discrimination Tests.  The Plan satisfies the safe harbor requirement under Section 401(k)(12) of the Code with respect to all Members.  The Committee will issue a safe harbor notice to Members in accordance with Section 401(k)(12)(D) of the Code and the regulations thereunder.  In the event that the Plan becomes subject to the nondiscrimination requirements for non-safe harbor plans for any Plan Year, then, for such Plan Year, the following rules and limitations shall apply to Salary Deferral Contributions made by Members:

(i)                                     Rule.  In no event shall the “average actual deferral percentage” (as defined in subsection (v) below) for Members who are Highly Compensated Employees (as defined in Section 414(q) of the Code) for any Plan Year bear a relationship to the “average actual deferral percentage” for Members who are not Highly Compensated Employees which does not satisfy either subsection 4(d)(i)(A) or (B) below.

(A)                               The requirement shall be satisfied for a Plan Year if the “average actual deferral percentage” for the group of Members who are Highly Compensated Employees that are eligible to make contributions under subsection 4(a) for any portion of the Plan Year is not more than the average actual deferral percentage” of all others who are eligible to make contributions under subsection 4(a) for any portion of the “Applicable Plan Year” (as defined in subsection (v) below) multiplied by 1.25.

(B)                               The requirement shall be satisfied for a Plan Year if (1) the excess of the “average actual deferral percentage” for the Members who are Highly Compensated Employees for the Plan Year that are eligible to make contributions under subsection 4(a) for any portion of the Plan Year over the “average actual deferral percentage” of all others who are eligible to make contributions for any portion of the “Applicable Plan Year” is not more than two percentage points and (2) the “average actual deferral percentage” for Members who are Highly Compensated Employees is not more man the “average actual deferral percentage” of all others eligible to make contributions under subsection 4(a) for any portion of the “Applicable Plan Year” multiplied by two.

(ii)                                  Special Definition of Member.  For purposes of this subsection 4(d), the term “Member” shall mean each Employee eligible to make contributions under subsection 4(a) at any time during a Plan Year.

(iii)                               Refund.  If the relationship of the “actual deferral percentage” does not satisfy subsection 4(d)(i) for any Plan Year, then the Committee shall direct the Trustee to distribute the “excess contribution” (as defined below) for such Plan Year (plus any income and minus any loss allocable thereto as calculated in accordance with subsection 4(d)(iv)) by the last day of the following Plan Year to the Highly Compensated Employees on the basis of the respective portions of the “excess contribution” attributable to each, as determined under this subsection.  If such excess amounts are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Company or Related Entity maintaining the Plan with respect to such amounts.  The “excess contribution” for any Plan Year is the excess of the aggregate amount of Participating Company Contributions paid over to the Fund pursuant to subsection 4(a) on behalf of Highly Compensated Employees for such Plan Year over the maximum amount of such contributions permitted for Highly Compensated Employees under subsection 4(d)(i).  The portion of the “excess contribution” attributable to a Highly Compensated Employee is determined by reducing contributions made on behalf of Highly Compensated Employees in order of the amount of such contributions, beginning with the highest such amount, until the “excess contribution” is eliminated.  Any refund made in accordance with this subsection to a Member shall be drawn from his Salary Deferral Account.  Any Participating Company Contributions attributable to a refund made in accordance with this subsection to a Member shall be forfeited.

Any amounts forfeited by Highly Compensated Employees under this subsection shall be applied first to pay administrative expenses of the Plan.  Any balance of forfeitures in excess of the administrative expenses during the Plan Year shall be applied to reduce Participating Company Contributions to be made pursuant to subsection 4(e), provided, however, that all forfeitures must be used to pay Plan expenses or allocated to reduce contributions prior to the close of the Plan Year following the Plan Year in which the forfeitures occurred.

The amount of “excess contributions” to be distributed shall be reduced by excess deferrals previously distributed pursuant to subsection 4(b)(i) for the taxable year ending in the same Plan Year, Furthermore, excess deferrals to be distributed for a taxable year pursuant to subsection 4(b)(i) will be reduced by “excess contributions” previously distributed pursuant to this subsection 4(d)(iii) hereof for the Plan Year beginning in such taxable year.

(iv)                              Allocation of Income.  Income shall not be allocated to “excess contributions” during the Gap Period, unless otherwise required pursuant to guidance published by the Department of Treasury.  The income or loss is the sum of:  (1) income or loss allocable to the Member’s Salary Deferral Account for the taxable year multiplied by a fraction, the numerator of which is such Member’s “excess contributions” or forfeited Participating Company Matching Contributions, as applicable, for the Plan Year and the denominator of which is the Member’s Salary Deferral Account balance; and (2) ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

(v)                                 Additional Definitions.

(A)                               The “average actual deferral percentage” for a specific group of Members for a Plan Year shall be the average of the “actual deferral percentage” for each Member in the group for such Plan Year or “Applicable Plan Year.” The “actual deferral percentage” for a particular Member for a Plan Year shall be the ratio of the amount of Participating Company Contributions paid over to the Fund pursuant to subsection 4(a) for such Member to the Member’s compensation for such Plan Year including the Member’s compensation prior to satisfying the eligibility requirements of Section 3.  For this purpose, “compensation” means compensation for service performed for a Participating Company which is currently includable in gross income or which is excludable from gross income pursuant to an election under a qualified cash or deferred arrangement under Section 401(k) of the Code or a cafeteria plan under Section 125 of the Code.

(B)                               The “Applicable Plan Year” for purposes of determining the “average deferral percentage” with respect to Employees who are not Highly Compensated Employees shall be the current Plan Year.

(vi)                              Contributions Considered.  A Member’s salary deferral contributions will be taken into account under the actual deferral percentage test of this subsection 4(d) pursuant to Section 401(k)(3)(A) of the Code for a Plan Year only if it satisfies subsections 4(d)(vi)(A) and (B) below:

(A)                               The salary deferral contributions relate to compensation that either would have been received by the Employee in the Plan Year (but for the deferral election) or are attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within 2-1/2 months after the close of the Plan Year (but for the deferral election);

(B)                               The salary deferral contributions are allocated to the Employee as of a date within the Plan Year for which subsection 4(d)(i) applies.  For this purpose, salary deferral contributions are considered allocated as of a date within a Plan Year if the allocation is not contingent on participation or performance of services after such date and the salary deferral contribution is actually paid to the trust no later than 12 months after the Plan Year to which the contribution relates.

(vii)                           Aggregation of Plans.  In the event that this Plan satisfies the requirements of Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with this Plan, then subsection 4(d)(i) shall be applied by determining the “contribution percentages” of Members as if all such plans were a single plan.  Plans permissively aggregated pursuant to this subsection must have the same Plan Year.

(viii)                        Aggregation of Contributions.  The “contribution percentage” for any member who is a Highly Compensated Employee for the Plan Year and who is eligible to have salary deferral contributions allocated to his account under two or more plans described in Section 401(a) of the Code that are maintained by a Participating Company or Related Entity shall be determined as if the total of such Member contributions were made under this Plan and each other plan.  For purposes of this subsection, the contributions considered are those taken into account for each plan with a Plan Year ending with or within the same calendar year.

(e)                                  Participating Company Contributions.  Each Participating Company shall contribute to the Fund in respect of each Eligible Member (as defined below) an Employer contribution equal to one hundred percent (100%) of the Member’s Salary Deferral Contributions up to the first four percent (4%) of the Member’s Compensation, plus an Employer contribution equal to fifty percent (50%) of the Member’s Salary Deferral Contributions up to an additional two percent (2%) of the Member’s Compensation, for a total Employer contribution equal to a maximum of five percent (5%) of the Member’s Compensation.  For purposes of the preceding sentence, (i) each Regular Employee of a Participating Company shall become an Eligible Member as of the payroll period next following such Member’s completion of one (1) Year of Service, and (ii) each Part-Time Employee of a Participating Company shall become an

Eligible Member as soon as administratively feasible following such Member’s satisfaction of the eligibility requirements set forth in Section 3(a)(i) hereof.

Participating Companies shall pay over to the Trustee all contributions under this subsection no later than the due date, including extensions, for filing the Participating Companies’ federal income tax returns for the taxable year coincident with or within which the Plan Year with respect to which such contributions are to be made ended.  Such contributions shall be allocated to the Employer Contribution Accounts of the Members with respect to whom they are made.

For purposes of calculating Participating Company Contributions, the percentage limitations relating to Compensation shall be applied on a payroll-period basis.

(f)                                   Employer Contribution Account.  The allocations made to a Member under subsection 4(e) as adjusted for investment gain or loss and income or expense, constitute the Member’s Employer Contribution Account. Except as otherwise indicated in Appendix C, a Member shall have a nonforfeitable interest in the Employer Contribution Account portion of his Account to the extent provided under Section 8.

(g)                                  Compliance with Participating Company Matching Contributions Discrimination Tests.  The Plan satisfies the safe harbor requirement under Section 401(m)(11) of the Code with respect to all Members.  The Committee will issue a safe harbor notice to Members in accordance with Section 401(m)(11)(A)(ii) of the Code and the regulations thereunder.  In the event that the Plan becomes subject to the nondiscrimination requirements for non-safe harbor plans for any Plan Year, then, for such Plan Year, the following rules and limitations shall apply to Matching Contributions of Members:

(i)                                     Rule.  In no event shall the “average contribution percentage” (as defined in section (iv) below) for Members who are Highly Compensated Employees (as defined in Section 414(q) of the Code) for any Plan Year bear a relationship to the “average contribution percentage” for Members who are not Highly Compensated Employees which does not satisfy either subsection 4(g)(i)(A) or (B) below.

(A)                               The requirement shall be satisfied for a Plan Year if the “average contribution percentage” for the group of Members who are Highly Compensated Employees that are eligible to make contributions under subsection 4(a) for any portion of the Plan Year is not more than the “average contribution percentage” of all others who are eligible to make contributions under subsection 4(a) for any portion of the “Applicable Plan Year” (as defined in subsection (iv) (below) multiplied by 1.25.

(B)                               The requirement shall be satisfied for a Plan Year if (1) the excess of the “average contribution percentage, for the Members who are Highly Compensated Employees for the Plan Year that are eligible to make contributions under subsection 4(a) for any portion of the Plan Year over the “average contribution percentage” of all others who are eligible to make contributions for any portion of the “Applicable Plan Year” is not more than two percentage points and (2) the “average contribution percentage” for Members who are Highly Compensated Employees is not more than the “average contribution percentage” of all others eligible to make contributions under subsection 4(a) for any portion of the “Applicable Plan Year” multiplied by two.

(ii)                                  Refund.  If the relationship of the “average contribution percentages” does not satisfy subsection 4(g)(i) for any Plan Year, then the Committee shall direct the Trustee to distribute the “excess aggregate contribution” (as defined below) for such Plan Year (plus any income and minus any loss allocable thereto) in accordance with Treasury Regulation Section 1.401(m)-2(b)(2)(iv)(C) and including the income or loss allocable thereto for the period beginning after the end of the Plan Year and the actual date of distribution in accordance with Treasury Regulation Section 1.401(m)-2(b)(2)(iv)(D)) by the last day of the following Plan Year to the Highly Compensated Employees on the basis of the respective portions of the “excess aggregate contribution” attributable to each, as determined under this subsection.  If such “excess aggregate contributions” are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the employer maintaining the Plan with respect to those amounts.  The “excess aggregate contribution” for any Plan Year is the excess of the aggregate amount of Participating Company Contributions allocated on a matching basis pursuant to subsection 4(e)(i) on behalf of Highly Compensated Employees for such Plan Year over the maximum amount of such contributions which could be allocated to Highly Compensated Employees under subsection 4(g)(i).  The portion of the “excess aggregate contribution” attributable to a Highly Compensated Employee is determined by reducing Participating Company Contributions made on behalf of Highly Compensated Employees in order of the amount of such contributions, beginning with the highest such amount, until the “excess aggregate contribution” is eliminated.  Any refund made to a Member in accordance with this subsection shall be drawn from his Employer Contribution Account.

Income shall not be allocated to “excess contributions” during the Gap Period, unless otherwise required pursuant to guidance published by the Department of Treasury.  The income or loss allocable to “excess aggregate contributions” is the sum of:  (1) income or loss allocable to the Member’s account balance attributable to Participating Company Contributions pursuant to subsection 4(e)(i) for the Plan Year multiplied by a fraction, the numerator of which is such Member’s “excess aggregate contributions” for the year and the denominator of which is the Member’s account balance attributable to Participating Company Contributions pursuant to subsection 4(e)(i); and (2) ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date that is not more than seven days before the actual date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

(iii)                               Additional Definitions.

(A)                               For purposes of this subsection 4(g), the term “Member” shall mean each Employee eligible to make contributions under subsection 4(a) at any time during a Plan Year.

(B)                               The “average contribution percentage” for a specific group of Members for a Plan Year shall be the average of the “contribution percentage” for each Member in the group for such Plan Year or “Applicable Plan Year.” The “contribution percentage” for a particular Member shall be the ratio of the amount of Participating Company Contributions allocated to a Member pursuant to subsection 4(e)(i) for a Plan Year and paid over to the Fund no later than the end of the 12-month period beginning on the day after the close of the Plan Year to the Member’s “compensation” for such Plan Year.  For this purpose, “compensation” means compensation for service performed for a Participating Company which is currently includable in gross income or which is excludable from gross income pursuant to an election under a qualified cash or deferred arrangement under Section 401(k) of the Code or a cafeteria plan under Section 125 of the Code.

(C)                               The “Applicable Plan Year” for purposes of determining the “average contribution percentage” with respect to Employees who are not Highly Compensated Employees shall be the current Plan Year.

(iv)                              Aggregation of Contributions.  The “contribution percentage” for any Member who is a Highly Compensated Employee for the Plan Year and who is eligible to make after tax contributions to any plan subject to Section 415 of the Code maintained by a Participating Company or a Related Entity or to have Participating Company matching contributions within the meaning of Section 401(m)(4)(A) of the Code allocated to his account under two or more plans described in Section 401(a) of the Code that are maintained by a Participating Company or a Related Entity shall be determined as if the total of such Member contributions and Participating Company Contributions was made under this Plan and each other plan.

(v)                                 Aggregation of Plans.  In the event that this Plan satisfies the requirements of Section 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with this Plan, then subsection 4(g)(i) shall be applied by determining the “contribution percentages” of Members as if all such plans were a single plan.

(h)                                 Rollovers.  The Company shall provide all Employees, upon commencement of employment, with the option of making a rollover contribution to the Trust Fund of all or any portion of the entire amount (including money or any other property acceptable to the Company and Trustee) which is attributable to a distribution from (a) a qualified plan described in Section 401(a) or 403(a) of the Code (including amounts held in a conduit individual retirement account; provided, there is no commingling of funds in the account), (b) an annuity described in Section 403(b) of the Code or (c) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.  Notwithstanding the foregoing, the Plan shall not permit Member rollover contributions attributable to after-tax contributions or any portion of an individual retirement account or annuity described in Section 408 of the Code.  Such rollover contributions shall not be considered Annual Additions.  Notwithstanding the foregoing, the Committee shall not accept a rollover contribution if in its judgment accepting such contribution would cause the Plan to violate any provision of the Code or Regulations, and the Committee shall not be required to accept such a contribution to the extent it consists of property other than cash.  In the event that an Employee makes a contribution pursuant to this subsection that was intended to be a Rollover Contribution but which the Administrator later discovers not to be a Rollover Contribution, the amount of such contribution, plus any earnings attributable thereto, shall be distributed to the Member as soon as feasible following such discovery.

(i)                                     Rollover Account.  Any contribution under subsection 4(h), as adjusted for investment gain or loss and income or expense, shall constitute the Member’s Rollover Account.  A Member shall at all times have a nonforfeitable interest in the Rollover Account portion of his Account.

(j)                                    “Failsafe” Contributions.  The Participating Companies may make a special contribution to be allocated among all Employees who were eligible to participate in the Plan during the Plan Year and who are not Highly Compensated Employees within the meaning of Section 401(k)(4) of the Code in proportion to their Compensation.  The amount of the contribution shall not exceed the amount, determined by the Committee, necessary to satisfy the discrimination standards of Section 401(k)(3) of the Code.  Any such contribution shall be treated as an addition to the Member’s Salary Deferral Account and shall be subject to the vesting and distribution provisions of the Plan pertaining to elective contributions.  In no event will any contribution made pursuant to this subsection 4(j) be in excess of the limitations described in Treasury Regulation 1.401(k)-2(a)(b)(iv).

(k)                                 Payroll Taxes.  The Participating Companies shall withhold from the Compensation of the Members and remit to the appropriate government agencies such payroll taxes and income withholding as the Company determines is or may be necessary under applicable statutes or ordinances and the regulations and rulings thereunder.

(l)                                     Catch-up Contributions.  Each Member who is eligible to make Salary Deferral Contributions under the Plan and who has attained age 50 before the close of the taxable year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code.  Except as otherwise provided, herein, all references to Salary Deferral Contributions shall be deemed to also include catch-up contributions.  Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code.  The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.  These provisions are to be interpreted in accordance with any guidance issued by the Internal Revenue Service under Section 414(v) of the Code.

5.                                      MAXIMUM CONTRIBUTIONS AND BENEFITS

(a)                                 Defined Contribution Limitation.  Except to the extent permitted under Section 4(1) of the Plan and Section 414(v) of the Code, in the event that the amount allocable to a Member from contributions to the Fund in respect of any Plan Year would cause the Annual Additions allocated to any Member under this Plan plus the Annual Additions allocated to such Member under any other plan maintained by a Participating Company or a Related Entity to exceed for any Limitation Year the lesser of (i) $56,000 (as adjusted for increases in the cost-of-living under section 415(d) of the Code), or (ii) 100% of his Compensation (as defined in subsection 5(b) for such Limitation Year), then such amount allocable to such Member shall be reduced by the amount of such excess to determine the actual amount of the contribution allocable to such Member in respect of such Plan Year.  Such excess amount shall be reduced in the following order:  Salary Deferral Contributions which are not considered for purposes of calculating Participating Company Contributions under subsection 4(e) will be returned to the Member.  If an excess still exists, Salary Deferral Contributions which are considered for purposes of calculating Participating Company Contributions under subsection 4(e) will be returned to the Member.  Participating Company Contributions based upon Salary Deferral Contributions which are returned shall be forfeited.  If an excess still exists after the return of Salary Deferral Contributions, then such excess amount shall be transferred to a suspense account and used to reduce future Participating Company Contributions.  The distributed amounts shall be disregarded for the purposes of Sections 402(g), 401(k)(3) (the actual deferral percentage test) and 401(m)(2) (the actual contribution percentage test) of the Code.  The compensation limit referred to in (ii) above shall not apply to any contribution for medical benefits after severance from employment (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.  Notwithstanding anything herein to the contrary, in the event the Annual Additions on behalf of a Member in any Limitation Year exceed the limitations of Code Section 415, the Plan may only correct such excess in accordance with the Employee Plans Compliance Resolution System (EPCRS) as set forth in Revenue Procedure 2008-50 or any superseding guidance, including, but not limited to, the preamble to the final Section 415 regulations.

If a short limitation year is created because of an amendment changing the Limitation Year to a different consecutive 12-month period, the defined contribution dollar limitation will be prorated based on the number of months in the short Limitation Year.

(b)                                 Definition of “Compensation” for Code Limitations.  For purposes of the limitations on the allocation of Annual Additions to a Member as provided for in this Section 5, “compensation” for a Limitation Year shall mean the sum of (i) amounts paid by a Participating Company or a Related Entity to the Member with respect to personal services rendered by the Member, (ii) earned income of a self-employed person with respect to a Participating Company or a Related Entity, (iii) amounts received by the Member (A) through accident or health insurance or under an accident or health plan maintained or contributed to by a Participating Company or a Related Entity and which are includable in the gross income of the Member, (B) through a plan contributed to by a Participating Company or a Related Entity providing payments in lieu of wages on account of a Member’s permanent and total disability, or (C) as a moving expense allowance paid by a Participating Company or a Related Entity and which are not deductible by the Member for federal income tax purposes; (iv) the value of a non-statutory stock option granted by a Participating Company or a Related Entity to the Member to the extent included in the Member’s gross income for the taxable year in which it was granted; and (v) the value of property transferred by a Participating Company or a Related Entity to the Member which is includable in the Member’s gross income due to an election by the Member under Section 83(b) of the Code.  Notwithstanding the foregoing, for purpose of the limitations imposed by Code Section 415, “compensation” shall have the meaning prescribed under Treasury Regulation Section 1.415(c)-2, including Treasury Regulation Section 1.415(c)-2(e)(1)(i) and amounts to permitted to be recognized under Treasury Regulation Section 1.415(b)-2(e)(2) and (3).  Compensation shall not include (i) contributions made by a Participating Company or Related Entity to a deferred compensation plan which, without regard to Section 415 of the Code, are not includable in the Member’s gross income for the taxable year in which contributed; (ii) Participating Company or Related Entity contributions made on behalf of Member to a simplified employee pension plan to the extent they are deductible by the Member under Section 219(b)(7) of the Code; (iii) distributions from a deferred compensation plan (except from an unfunded non-qualified plan when includable in gross income); (iv) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by a Member either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (v) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified or incentive stock option; and (vi) other amounts which receive special tax benefits, such as premiums for group term life insurance (to the extent excludable from gross income) or Participating Company or Related Entity contributions towards the purchase of an annuity contract described in Section 403(b) of the Code.  Notwithstanding anything in the Plan to the contrary, “compensation” for a limitation year includes (i) any elective deferral (as defined in Code Section 402(g)(3)), and (ii) any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includable in the gross income of the Employee by reason of Sections 125, 132(f)(4) or 457 of the Code.

6.                                      ADMINISTRATION OF FUNDS

(a)                                 Investment Control.  The management and control of the assets of the Plan shall be vested in the Trustee designated from time to time by the Company through its Board of Directors; provided, however, the Company, through its Board of Directors, or the Trustee, may appoint one or more Investment Managers to manage, acquire or dispose of any assets of the Plan and the Committee may instruct the Trustee to establish Investment Categories for selection by the Members in accordance with the Plan, in which case the Committee may at any time add to or delete from the Investment Categories.  In addition, the Committee may at any time suspend contributions to, or elections to purchase, any of the Investment Categories.

(b)                                 Member Elections.  If Investment Categories are established, then in accordance with uniform rules of general application established by the Committee, each Member shall have the right to designate the Investment Category or Categories in which the Trustee is to invest the subaccounts which constitute such Member’s Account.  Such rules may permit each Member to specify separate investment for any or all of his subaccounts or require that all of a Member’s subaccounts be invested in a uniform manner.  A Member may elect to transfer amounts between any of the Investment Categories.  Such elections shall be made at such time, in such manner, and in such form as the Committee may prescribe through uniform and nondiscriminatory rules.  The minimum amount transferable out of any one Investment Category shall be 1% of the value of the Member’s Account, or, if less, the entire amount invested under such option.  Any designation or change in designation of Investment Category shall be made in writing on forms provided by and submitted to the Committee.  Unless the Committee provides otherwise, such change in designation shall be effective as soon after the Valuation Date after which it is received by the Committee as is administratively feasible.  Any election of Investment Category by any Member shall, on its effective date, cancel any prior election.  The Committee may limit the right of a Member (i) to increase or decrease his contributions to a particular Investment Category, (ii) to transfer amounts to or from a particular Investment Category or (iii) to transfer amounts between particular Investment Categories, if it determines that any such limitation is necessary or desirable to establish or maintain an Investment Category.  In accordance with subsection 2(d), the Committee may promulgate separate accounting and administrative rules to facilitate the establishment or maintenance of an Investment Category.  This Plan is intended to be administered in accordance with the requirements of Section 404(e) ERISA and the regulations thereunder.

(c)                                  No Member Election.  If Investment Categories are made available and a Member does not make a written election of Investment Category, then the Committee shall direct the Trustee to invest the Account of such Member in the Investment Category which, in the opinion of the Committee, best protects principal.

(d)                                 Facilitation.  Notwithstanding any instruction from any Member for investment of funds in an Investment Category as provided for herein, the Trustee shall have the right to hold uninvested or invested in a short term investment fund any amounts intended for investment or reinvestment until such time as investment may be made in accordance with the Plan and the Trust Agreement.

(e)                                  Valuations.  The Fund and each Investment Category shall be valued by the Trustee at fair market value as of each Valuation Date.

(f)                                   Allocation of Gain or Loss.  Any increase or decrease in the market value of each Investment Category of the Fund since the preceding Valuation Date and all income earned, expenses incurred and realized profits and losses, shall be determined in accordance with accounting methods uniformly and consistently applied and shall be added to or deducted from the Account of each Member based on the amount of a Member’s Account in such Investment Category at the prior Valuation Date in accordance with non-discriminatory procedures and rules adopted by the Committee.  Before reallocation, the Accounts of the Members shall be reduced by any payments made therefrom in the period.  At the Committee’s discretion uniformly applied, administrative expenses directly connected or associated with a particular Member’s Account may be charged to the Account.  Notwithstanding the foregoing, allocation shall not be required to the extent the Fund, or any Investment Category thereof, is administered in a manner which permits separate valuation of each Member’s interest therein without separate incremental cost to the Plan or the Committee otherwise provides for separate valuation.

(g)                                  Provisions Optional.  Nothing herein shall require the Committee to establish Investment Categories.  If no Investment Categories are established, the Fund shall be administered as a unit.

(h)                                 Bookkeeping.  The Committee shall direct that separate bookkeeping accounts be maintained to reflect each Member’s Salary Deferral Account, Rollover Account and Employer Contribution Account.

(i)                                     Transfer of Assets from Merged Plans.  The value of the Account of an individual who was a participant in a qualified defined contribution retirement plan which was merged into this Plan shall be determined as of a date which shall coincide with a Valuation Date under this Plan.  The balance in that account shall be transferred to the Trust of this Plan as of that date, shall constitute a balance in the Account of that person and shall thereafter be subject to all provisions of this Plan relating to Accounts under this Plan.

(j)                                    Company Stock.  Notwithstanding the provisions of this Section 6, investment with respect to the Company Stock Fund shall be subject to Section 19.  Notwithstanding any provision to the contrary, the investment and reinvestment of “Company Stock” as used in Section 19 shall comply with the requirements of Section 401(a)(35) of the Code.

(k)                                 Wyndham Worldwide Corporation Stock.  In connection with the Spin-off and the transfer of account balances from the Wyndham Worldwide Corporation Employee Savings Plan to this Plan, the Plan received shares of common stock of Wyndham Worldwide Corporation, which were allocated to Members whose accounts under the Wyndham Worldwide Corporation Employee Savings Plan were then invested in the “Company Stock Fund” under such plan.  Such stock shall be held in the Fund as a separate Investment Category (the “WWC Investment Category”) through May 31, 2021.  Subject to the reinvestment of dividends described below, during this period no contributions, investments, reinvestments, or exchanges to the WWC Investment Category are permitted, notwithstanding Section 6(b) or any other provision of the Plan.  However, a Member may, at any time, direct the investment of any portion of such Member’s Account out of the WWC Investment Category and into another Investment Category in accordance with Section 6(b).  Any cash dividends paid on shares of Wyndham Worldwide Corporation common stock held in the WWC Investment Category shall be reinvested in the WWC Investment Category.  Any assets remaining in the WWC Investment Category on the close of business on May 31, 2021 will be transferred automatically to the default Investment Category selected by the Committee pursuant to Section 6(c), unless a Member elects a different Investment Category prior to such date pursuant to procedures established by the Committee.

7.                                      BENEFICIARIES AND DEATH BENEFIT

(a)                                 Designation of Beneficiary.  Each Member shall have the right to designate one or more beneficiaries and contingent beneficiaries to receive any benefit to which such Member may be entitled hereunder in the event of the death of the Member prior to the distribution of such benefit by filing a written designation with the Committee on the form prescribed by the Committee.  Such Member may thereafter designate a different Beneficiary at any time by filing a new written designation with the Committee.  Notwithstanding the foregoing, if a married Member designates a Beneficiary other than his Spouse, such designation or subsequent changes shall not be valid unless the Spouse consented in writing witnessed by a notary public or a member of the Committee in a manner prescribed by the Committee.  A Spouse’s consent given in accordance with the Committee’s rules shall be irrevocable by the Spouse with respect to the Beneficiary then designated by the Member unless the Member makes a new Beneficiary designation.  Any written designation shall become effective only upon its receipt by the Committee.  If the Beneficiary designated pursuant to this subsection should die on or before the commencement of distribution of benefits and the Member fails to make a new designation, then his Beneficiary shall be determined pursuant to subsection 7(b).

(b)                                 Beneficiary Priority List.  If (i) a Member omits or fails to designate a Beneficiary, (ii) no designated Beneficiary survives the Member or (iii) the Committee determines that the Member’s Beneficiary designation is invalid for any reason, then the death benefits shall be paid to the Member’s Surviving Spouse, or if the Member is not survived by his Spouse, then to the Member’s estate.  For the purposes of this Section 7, “Surviving Spouse” shall be the Spouse of the Member, determined at the date of the Member’s death.

8.                                      BENEFITS FOR MEMBERS

The following are the only post employment benefits provided by the Plan:

(a)                                 Severance from Employment Benefit

(i)                                     Valuation.  In the event a Member incurs a severance from employment with all Participating Companies and all Related Entities, the Member shall be entitled to receive a benefit equal to 100% of his vested Account balance.

(ii)                                  Change in Vesting Schedule.  If the Plan’s vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Member’s nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Member with at least three (3) years of Service with a Participating Company may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change.

The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

(1)                                 60 days after the amendment is adopted;

(2)                                 60 days after amendment becomes effective; or

(3)                                 60 days after Member is issued written notice of the amendment by the Participating Company.

(b)                                 Death Benefit

(i)                                     Valuation.  In the event of the death of a Member before actual retirement, 100% of the Member’s Account on the Valuation Date coincident with or next following his death shall constitute his death benefit and shall be distributed, pursuant to Sections 7 and 9, (A) to his designated Beneficiary or (B) if no designation of Beneficiary is then in effect, to the Beneficiary determined pursuant to subsection 7(b).

(ii)                                  Survivor Benefits.  In the event of the death of a retired Member before distribution of his Account has been made to him, his Account shall constitute a death benefit and shall be distributed (A) to his designated Beneficiary or (B) if no designation of Beneficiary is then in effect, to the Beneficiary determined pursuant to subsection 7(b).

9.                                      DISTRIBUTION OF BENEFITS

(a)                                 Commencement.  The payment of benefits shall commence as soon after the Valuation Date following the Member’s severance from employment as is administratively feasible, except as provided below.

(i)                                     Severance from Employment Benefits.  If the nonforfeitable portion of the Member’s Account exceeds $5,000, distributions of benefits payable under subsection 8(a) shall not commence sooner than 30 days nor later than 90 days after the Member has been notified of his right to defer said distribution, subject to the limitations of subsection 9(a)(iii) below.  However, the distribution may commence less than 30 days after the notice described in the preceding sentence is given, provided the Committee clearly informs the Member that the Member has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution, and the Member, after receiving the notice, affirmatively elects a distribution.  A Member’s failure to make an affirmative election to commence payment of benefits shall be deemed to be an election to defer commencement of benefits, subject to the limitations of subsection 9(a)(iii) below.

(ii)                                  Deferral Limitation.  In no event other than with the written consent of the Member shall the payment of benefits commence later than the sixtieth day after the close of the Plan Year in which the latest of the following occurs:

(A)                               the Member’s Normal Retirement Date;

(B)                               the Member’s severance from employment; or

(C)                               the tenth anniversary of the year in which the Member commenced participation in the Plan.

Notwithstanding the previous sentence, a Member’s failure to make an affirmative election to commence payment of benefits shall be deemed to be an election to defer commencement of benefits, subject to the limitations of subsection 9(a)(iii) below.

(iii)                               Required Beginning Date.  Notwithstanding the foregoing, a Member’s benefit shall be distributed to him in a lump sum not later than the later of April 1 of the calendar year following the calendar year in which such Member attains age 70½  or retires, except that benefits payable to any Member who is a 5% owner shall be paid in a lump sum not later than April 1 of the calendar year following the calendar year in which such Member attains age 70½.

(iv)                              Death Benefit Deferral Limitation.  The payment of death benefits under the Plan shall commence as soon after the Valuation Date following the Member’s death as is administratively feasible or as the Member’s Beneficiary elects, subject to the limitation of subsection 9(b)(ii).

(b)                                 Benefit Form.

(i)                                     Except as set forth in subsection 9(b)(ii) below with respect to Death Benefits, Members may elect to their benefit in the form of a lump sum distribution of their entire vested account balance or a series of substantially equal periodic payments.  In the absence of an election, the normal form of payment is a lump sum payment.  Any distribution made may include, at the election of the individual eligible to receive such distribution, shares of common stock of the Company which are credited to the Member’s Account under the Company Stock Fund.  Notwithstanding the foregoing, all Members’ Accounts shall continue to be adjusted under subsection 6(f) through the Valuation Date coincident with or last preceding distribution.

(ii)                                  Death benefits shall be distributed in one lump sum or in installments over a period not extending beyond five years of the Member’s date of death.

(iii)                               Notwithstanding the foregoing, any Member (or his Beneficiary) who was a participant in any plan merged with this Plan shall only be entitled to receive benefits in the form(s) provided by this subsection 9(b) and shall no longer have the option to receive a distribution of benefits in the forms provided by the Member’s predecessor plan.

(c)                                  Account Balances Less Than or Equal to $5.000.  If a Member’s Accounts become distributable to him and the value of the Member’s vested Accounts does not exceed $5,000, the Committee shall direct that such Member’s Accounts be paid to him, or to his designated Beneficiary if he is not then living.  If a Member would have received a distribution under the preceding sentence but for the fact that his vested Accounts exceeded $5,000 when he terminated employment and if, at a later time as determined by the Committee, such Accounts are reduced such that it is not greater than $5,000, the Member will receive a distribution of such Accounts.  Such distribution shall be made in a lump-sum payment to him or to his designated Beneficiary, if he is then not living, as soon as administratively feasible following the date the Member terminated employment or his Accounts are determined not to exceed $5,000, in accordance with rules and procedures approved by the Committee.

(d)                                 Withholding.  All distributions under the plan are subject to federal, state and local withholding as required by applicable law as in effect from time to time.

(e)                                  Rollover Election.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this subsection (e), a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.  If a mandatory distribution under subsection 9(c) is an eligible rollover distribution to a Member that exceeds $1,000 (other than a distribution to a Spouse or a Code Section 414(p) alternate payee of a Member), and if the Member does not affirmatively elect to have such distribution paid directly to an eligible retirement plan specified by the Member in a direct rollover in accordance with this subsection 9(e) or to receive the distribution directly, the Plan shall pay the distribution in a direct rollover to an individual retirement plan designated by the Committee and established in the name of the Member.

Distribution of a distributee’s benefit under this subsection 9(e) shall not be made sooner than 30 days nor later than 90 days after the Member has been notified of his right to elect a direct rollover.  Notwithstanding the foregoing, a distribution may be made less than 30 days after such notice is given, provided that:  (i) the notice clearly informs the Member of his right to a period of at least 30 days after receiving the notice to consider the decision of whether to elect to receive a distribution or make a rollover election; and (ii) the Member, after receiving the notice, affirmatively elects to receive a distribution (or make a rollover election) and to waive the 30-day election period.

The following definitions shall apply for purposes of this subsection 9(e):

(i)                                     Eligible rollover distribution:  An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:  (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated Beneficiary, or for a specified period often (10) years or more; (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; (iii) any hardship distribution; and (iv) the portion of any other distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(ii)                                  Eligible retirement plan:  An eligible retirement plan is (i) a plan qualified under Section 401(a) or 403(a) of the Code, (ii) a tax-sheltered annuity described in Section 403(b) of the Code, (iii) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from the Plan, and (iv) an individual retirement arrangement under Section 408 of the Code.  The definition of eligible retirement plan shall also apply in the case of a distribution to a Surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.  An eligible retirement plan shall also include a Roth IRA described in Section 408A of the Code (subject to the restrictions therein).

In the case of an eligible rollover distribution to a nonspousal distributee (a “Nonspouse Rollover”), an eligible retirement plan is an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code that was established for the purpose of receiving the distribution on behalf of such nonspousal distributee.  In order for such eligible retirement plan to accept a Nonspouse Rollover on behalf of a nonspousal distributee, (1) a direct trustee-to-trustee transfer must be made to such eligible retirement plan and shall be treated as an eligible rollover distribution for purposes of the Code, (2) the individual retirement plan shall be treated as an inherited individual retirement account or individual retirement annuity (within the meaning of Section 408(d)(3)(C) of the Code) for purposes of the Code, and (3) Section 401(a)(9)(B) of the Code (other than clause (iv) thereof) shall apply to such plan, Any Nonspouse Rollover shall be made in accordance with the Pension Protection Act of 2006, Internal Revenue Service Notice 2007-7 and any subsequent guidance.

(iii)                               Distributee:  A distributee includes a Member, the Surviving Spouse of a Member or an alternate payee under a qualified domestic relations order who is the Spouse or former Spouse of the member.  A distributee shall also include a nonspousal distributee who is a designated beneficiary (as defined by Section 401(a)(9)(E) of the Code) of the Employee or former Employee.

(iv)                              Direct rollover:  A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

(f)                                   Distribution to Alternate Payee.  The Committee shall direct the Trustee to distribute to an alternate payee named under a Qualified Domestic Relations Order, which is found to be in compliance with Sections 401(a)(13) and 414(p) of the Code, any amount to which he or she is entitled under said Qualified Domestic Relations Order in cash and/or in kind, in a lump sum payment.  For purposes of compliance with Section 401(k)(2)(B)(i) or any successor thereto, said alternate payee shall be deemed to have separated from Service with the Participating Company.

Notwithstanding the foregoing, if the vested portion of an alternate payee’s Account does not exceed $5,000, it shall be distributed to him as soon as administratively feasible.

(g)                                  Missing Members.  The Committee shall make a reasonable effort to locate all individuals entitled to benefits under the Plan.  Should the Committee be unable to locate any individual entitled to benefits, such benefits shall be forfeited, provided, however, that such benefits shall be restored (without any adjustment for earnings) should such individual file a claim for benefits under the Plan at any point in the future.  Amounts forfeited under this subsection 9(g) shall be used to reduce future Company Matching Contributions otherwise required to be made to the Plan.

Before the Committee can deem that an individual cannot be located, the Committee shall send a certified letter to such individual at his last known address advising him that benefit payments shall be forfeited unless the individual responds to such certified letter within thirty (30) days.  If no response is received from the individual within thirty (30) days, the Committee shall use a government locator service or other similar locator service to locate such individual.  If the individual cannot be located after using the government locator service, then such individual shall be deemed missing and his benefits subject to forfeiture.

(h)                                 Minimum Distribution Requirements.

(i)                                     General Rules.

(A)                               Precedence.  The minimum distribution requirements of this subsection 9(h) shall only apply to the extent required by law.  To the extent that any other provision of the Plan requires that distribution from the Plan be made sooner than required under this subsection or in the form of a lump sum, such other provision shall govern.

(B)                               Requirements of Treasury Regulations Incorporated.  All distributions required under this subsection 9(h) will be determined and made in accordance with the Regulations under Section 401(a)(9) of the Code.

(ii)                                  Time and Manner of Distribution.

(A)                               Required Beginning Date.  The Member’s entire interest will be distributed, or begin to be distributed, to the Member no later than the Member’s required beginning date.

(B)                               Death of Member Before Distributions Begin.  Except as otherwise provided in subsection 9(a), if the Member dies before distributions begin, the Member’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1)                                 If the Member’s Surviving Spouse is the Member’s sole designated Beneficiary, then distributions to the Surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Member died, or by December 31 of the calendar year in which the Member would have attained age 70-1/2, if later.

(2)                                 If the Member’s Surviving Spouse is not the Member’s sole designated Beneficiary, the Member’s entire interest will be distributed to the designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(3)                                 If there is no designated Beneficiary as of September 30 of the year following the year of the Member’s death, the Member’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Member’s death,

(4)                                 If the Member’s Surviving Spouse is the Member’s sole designated Beneficiary and the Surviving Spouse dies after the Member but before distributions to the Surviving Spouse begin, this subsection (h)(ii)(B), other than subsection (h)(ii)(B)(1), will apply as if the Surviving Spouse were the Member.

For purposes of this subsection (h)(ii)(B) and subsection (h)(iv), unless subsection (h)(ii)(B)(4) applies, distributions are considered to begin on the Member’s required beginning date.  If subsection (h)(ii)(B)(4) applies, distributions are considered to begin on the date distributions are required to begin to the Surviving Spouse under subsection (h)(ii)(B)(1).  If distributions under an annuity purchased from an insurance company irrevocably commence to the Member before the Member’s required beginning date (or to the Member’s Surviving Spouse before the date distributions are required to begin to the Surviving Spouse under subsection (h)(ii)(B)(1)), the date distributions are considered to begin is the date distributions actually commence.

(C)                               Forms of Distribution.  Except as provided in subsection 9(b)(ii), the Member’s interest shall be distributed in the form of a single sum on or before the required beginning date.

(iii)                               Required Minimum Distributions During Member’s Lifetime.

(A)                               Amount of Required Minimum Distribution For Each Distribution Calendar Year.  During the Member’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(1)                                 the quotient obtained by dividing the Member’s account balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulation 1.401(a)(9)-9, using the Member’s age as of the Member’s birthday in the distribution calendar year; or

(2)                                 if the Member’s sole designated Beneficiary for the distribution calendar year is the Member’s Spouse, the quotient obtained by dividing the Member’s account balance by the number in the Joint and Last Survivor Table set forth in

Treasury Regulation 1.401(a)(9)-9, using the Member’s and Spouse’s attained ages as of the Member’s and Spouse’s birthdays in the distribution calendar year.

(B)                               Lifetime Required Minimum Distributions Continue Through Year of Member’s Death.  Required minimum distributions will be determined under this subsection (h)(iii) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Member’s date of death.

(iv)                              Required Minimum Distributions After Member’s Death.

(A)                               Death On or After Date Distributions Begin.

(1)                                 Member Survived by Designated Beneficiary.  If the Member dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Member’s death is the quotient obtained by dividing the Member’s account balance by the longer of the remaining life expectancy of the Member or the remaining life expectancy of the Member’s designated Beneficiary, determined as follows:

(aa) The Member’s remaining life expectancy is calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

(bb)     If the Member’s Surviving Spouse is the Member’s sole designated Beneficiary, the remaining life expectancy of the Surviving Spouse is calculated for each distribution calendar year after the year of the Member’s death using the Surviving Spouse’s age as of the Spouse’s birthday in that year.  For distribution calendar years after the year of the Surviving Spouse’s death, the remaining life expectancy of the Surviving Spouse is calculated using the age of the Surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(cc) If the Member’s Surviving Spouse is not the Member’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Member’s death, reduced by one for each subsequent year.

(2)                                 No Designated Beneficiary.  If the Member dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Member’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Member’s death is the quotient obtained by dividing the Member’s account balance by the Member’s remaining life expectancy calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

(B)                               Death Before Date Distributions Begin.

(1)                                 Member Survived by Designated Beneficiary.  If the Member dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Member’s death is the quotient obtained by dividing the Member’s account balance by the remaining life expectancy of the Member’s designated Beneficiary, determined as provided in Section (h)(iv)(A).

(2)                                 No Designated Beneficiary.  If the Member dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Member’s death, distribution of the Member’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(3)                                 Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin.  If the Member dies before the date distributions begin, the Member’s Surviving Spouse is the Member’s sole designated Beneficiary, and the Surviving Spouse dies before distributions are required to begin to the Surviving Spouse under subsection (h)(2)(B)(1), this subsection (h)(iv)(B) will apply as if the Surviving Spouse were the Member.

(v)                                 Definitions.

(A)                               Designated Beneficiary.  The individual who is designated as the Beneficiary under subsection 7(a) of the Plan and is the designated Beneficiary under Section 401(a)(9) of the Code and Treasury Regulation 1.401(a)(9)-1, Q&A-4.

(B)                               Distribution Calendar Year.  A calendar year for which a minimum distribution is required.  For distributions beginning before the Member’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Member’s required beginning date.  For distributions beginning after the Member’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under subsection (h)(ii)(B).  The required minimum distribution for the Member’s first distribution calendar year will be made on or before the Member’s required beginning date.  The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Member’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(C)                               Life Expectancy.  Life expectancy as computed by use of the Single Life Table in Treasury Regulation 1.401(a)(9)-9.

(D)                               Member’s Account Balance.  The account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date.  The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(E)                                Required Beginning Date.  The latest date of distribution specified in subsection 9(a)(iii).

10.                               IN-SERVICE DISTRIBUTIONS

(a)                                 Age 59-1/2.  A Member who has attained age 59-1/2 shall have the right to withdraw all or a portion of his Salary Deferral Account, Shell Plan Matching Contribution Account, or Rollover Account as of the Valuation Date next following the Member’s timely delivery of request for withdrawal to the Committee.

(b)                                 Hardship.  A Member shall have the right to request an in-service distribution from his Salary Deferral or Rollover Account for purposes of hardship.  A distribution is on account of hardship only if the distribution both (i) is made on account of an immediate and heavy financial need of the Member and (ii) is necessary to satisfy such financial need.  In no event shall any hardship distribution be made pursuant to Sections 10(a) through 10(e) in an amount less than $500.

(c)                                  Need.  A distribution shall be deemed to be made on account of an immediate and heavy financial need of the Member if the distribution is on account of (i) expenses for (or necessary to obtain) medical care that would be deductible under Section 213(d) of the Code (determined without regard to whether the expenses exceed a specified percentage of adjusted gross income); (ii) costs directly related to the purchase of a principal residence for the Member (excluding mortgage payments); (iii) payment of tuition, related educational fees, and room and board expenses for up to the next 12 months of post-secondary education for the Member, or the Member’s Spouse, children, or dependents (as defined in Section 152 of the Code, without regard to Sections 152(b)(1), 152(b)(2) and 152(d)(1)(13) of the Code); (iv) payments necessary to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member’s principal residence; (v) for burial or funeral expenses for the Member’s deceased parent, Spouse, children or dependents (as defined in Section 152 of the Code, without regard to Section 152(d)(1)(B) of the Code); or (vi) the expenses for the repair of damage to the Member’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(d)                                 Satisfaction of Need.  A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Member only if all of the requirements or conditions set forth below are satisfied or agreed to by the Member, as appropriate.

(i)                                     The distribution is not in excess of the amount of the immediate and heavy financial need of the Member.

(ii)                                  The Member has obtained all distributions (including distributions of ESOP dividends under Section 404(k) of the Code) other than hardship distributions, and all non-taxable loans currently available under all plans subject to Section 415 of the Code maintained by the Company and any Related Entity.

(iii)                               Upon a hardship withdrawal, the Member will be suspended from making any elective contributions to any plan (other than a welfare plan) maintained by the Company or Related Entity until the expiration of the 6-month period immediately following the receipt of the withdrawal.  After such 6-month period has elapsed, the Member may again elect that the Participating Company make contributions on his behalf from his current Compensation.

(e)                                  Limitation.  Distributions from a Member’s Salary Deferral Account made on account of hardship shall be limited to the Member’s elective contributions under the Plan.  No more than one distribution may be made to any Member under this Section in any Plan Year.  Distributions shall be subject to the withholding requirements of subsection 9(d).

(f)                                   Distribution Limitation.  Notwithstanding any provision of the Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to the Member’s death, disability, Normal Retirement Date, or severance from employment, and prior to plan termination, such optional form of benefit shall not be available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Section 414(1) of the Code, to this Plan from a money purchase pension plan qualified under Section 401(a) of the Code (other than any portion of those assets and liabilities attributable to voluntary employee contributions).

(g)                                  WHE Savings Plan.  Members shall have the right to withdraw amounts from such Member’s fully vested Account attributable to benefits earned under the WHE Plan upon attainment of age 59-1/2 or upon experiencing a hardship, provided that a request for a hardship withdrawal must satisfy the requirements of Sections 10(b) through 10(e) of the Plan.

(h)                                 Resort Services, Inc.  401(k) Profit Sharing Plan. Notwithstanding the foregoing, Members shall have the right to withdraw amounts from such Member’s fully vested Account attributable to benefits earned under the Resort Services, Inc. 401(k) Profit Sharing Plan upon attainment of age 55.

(i)                                     Dolce International Holdings, Inc. 401(k) Plan.  Notwithstanding the foregoing, Members shall have the right to withdraw amounts from such Member’s fully vested Account attributable to benefits earned under the Dolce International Holdings, Inc. 401(k) Plan upon attainment of age 59-1/2 or upon experiencing a hardship, provided that a request for a hardship withdrawal must satisfy the requirements of Sections 10(b) through 10(e) of the Plan.

11.                               LOANS

(a)                                 Committee Discretion.  A Member shall be eligible to apply to the Committee to obtain a loan from his Account under the Plan (subject to the restrictions set forth herein).  Only individuals actively employed by the Company or a Participating Company shall be eligible to receive a loan under this Section 11.  All such loans shall be subject to the requirements of this Section and such other rules which the Committee shall from time to time prescribe.  Eligibility for and the rules with respect to loans shall be uniformly applied to all Members.  Nothing in this Section shall require the Committee to make loans available to Members.

(b)                                 Minimum Requirements.  To the extent the Committee authorizes loans to Members, such loans shall be subject to the following rules:

(i)                                     Principal Amount.  The principal amount of the loan to a Member may not exceed, when added to the outstanding balance of all other loans to the Member from the Plan, the lesser of (A) $50,000, reduced by the excess of the highest outstanding balance of loans to the Member from the Plan during the one-year period ending on the day before the date on which such loan was made over the outstanding balance of loans to the Member from the Plan on the date on which such loan is so made or (B) 50% of the Member’s nonforfeitable Account on the Valuation Date last preceding the date on which the loan is made.  The initial principal amount of the loan to a Member may not be less than $1,000.

(ii)                                  Maximum Term.  Generally, the term of the loan may not exceed five years.  However, if the Member demonstrates that the purpose of a loan is to acquire a principal residence for the Member, then the maximum term shall be fifteen years.

(iii)                               Interest Rate.  The interest rate shall be determined by the Committee from time to time at a rate equivalent to that charged by major financial institutions for comparable loans at the time the loan is made.

(iv)                              Repayment.  The loan shall be repaid over its term in level installment payments made at least quarterly.  If the Member is an active employee, the payments shall correspond to the Member’s payroll period.  As a condition precedent to approval of the loan, the Member shall be required to authorize payroll withholding in the amount of each installment.  Notwithstanding the foregoing, the Committee or delegate may apply different terms and conditions for loans to Members who are not actively employed by the Company or a Participating Company, or for whom payroll deduction is not available.  Members may prepay the entire outstanding balance of their loan at any time.  Notwithstanding the forgoing, a Member’s loan repayments may be suspended during periods of “qualified military service” in accordance with and as permitted by Section 414(u) of the Code,

(v)                                 Collateral.  The loan shall be secured by the Member’s Account to the extent of the principal amount of the loan plus accrued interest.  No more than 50% of the Member’s vested account balance may be used to secure a loan.  The Committee, according to a uniform rule, may require a Member to post additional collateral to secure a loan.

(vi)                              Distribution of Account.  If the nonforfeitable portion of a Member’s Account is to be distributed prior to the Member’s payment of all principal and accrued interest due on any loan to such Member, the distribution shall include as an offset the amount of unpaid principal and interest due on the loan.

(vii)                           Notes.  All loans shall be evidenced by a note containing such terms and conditions as the Committee shall require.

(viii)                        Multiple Loans.  A Member shall be permitted only one outstanding loan at any time.

(c)                                  Accounting.  The principal amount of any loan shall be treated as a separate earmarked investment of the borrowing Member.  All payments of principal and interest with respect to such loan shall be credited to a separate account for the borrowing Member until redeposited into the Fund in accordance with the Member’s election.

12.                               TITLE TO ASSETS.

No person or entity shall have any legal or equitable right or interest in the contributions made by any Participating Company, or otherwise received into the Fund, or in any assets of the Fund, except as expressly provided in the Plan.

13.                               AMENDMENT AND TERMINATION

(a)                                 Amendment.  The provisions of this Plan may be amended by the Company from time to time and at any time in whole or in part, provided, that no amendment shall be effective unless the Plan as so amended shall be for the exclusive benefit of the Members and their beneficiaries.  The Plan also may be amended by the Administrative Committee or the Chief HR Services to the extent necessary (A) to bring the Plan into compliance with the Code or other applicable law, (B) to make any other desired changes which do not result in a material increase in the cost of maintaining the Plan (or to make any changes required under a collective bargaining agreement, whether or not they may result in a material increase in the cost of maintaining the Plan), (C) to facilitate the merger of another qualified defined contribution plan pursuant to Section 15, below, which merger has been approved by the Company, into this Plan, or (D) to update, from time to time, the list of Participating Companies on Appendix A to reflect corporate changes, acquisitions, divestitures or otherwise reflect changes that have been approved by the Company that would necessitate a revision to the list of Participating Companies.  No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Member’s account balance or eliminating an optional form of benefit as defined under Section 411 of the Code and the regulations thereunder, with respect to benefits attributable to service before the amendment.  Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Member as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee’s right to his account balance will not be less than his percentage computed under the plan without regard to such amendment.

(b)                                 Termination.  While it is the Company’s intention to continue the Plan in operation indefinitely, the right is, nevertheless, expressly reserved to terminate the Plan in whole or in part or discontinue contributions in the event of unforeseen conditions at any time and for any reason.  Any such termination or discontinuance of contributions shall be effected only upon condition that such action is taken as shall render it impossible for any part of the corpus of the Fund or the income therefrom to be used for, or diverted to, purposes other than the exclusive benefit of the Members and their beneficiaries.

(c)                                  Conduct on Termination.  If the Plan is to be terminated at any time without establishment of an “alternative defined contribution plan” (as defined under Treasury Regulation 1.401(k)-1(d)(4)(i)), the Company shall give written notice to the Trustee and each Member’s vested account balance shall be distributed to him (or, in the event of a Member’s death, to his Beneficiary).  Upon termination, partial termination or discontinuance of contributions each affected Member shall become 100% vested in his account balance.

(d)                                 Procedure for Plan Amendment.  The termination, modification, or other amendment of the Plan shall be effected by a resolution adopted by the Board of Directors of the

Company or its delegate, including the Administrative Committee or the Chief HR Services with respect to amendments described in Section 13(a) above.

14.                               LIMITATION OF RIGHTS

(a)                                 Alienation.  None of the payments, benefits or rights of any Member shall be subject to any claim of any creditor of such Member and, in particular, to the fullest extent permitted by law, shall be free from attachment, garnishment, trustee’s process, or any other legal or equitable process available to any creditor of such Member.  No Member shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under this Plan, except the right to designate a Beneficiary or Beneficiaries as hereinabove provided.  For purposes of this subsection, neither a loan made to a Member nor the pledging of the Member’s Account as security therefor, both pursuant to Section 11, shall be treated as an assignment or alienation unless such loan is subject to the tax imposed by Section 4975 of the Code.

(b)                                 Qualified Domestic Relations Order Exception.  Subsection 14(a) shall not apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Member under a qualified domestic relations order within the meaning of Section 414(p) of the Code.  In addition, notwithstanding any provision of the Plan to the contrary, with respect to certain judgments, orders, decrees and/or settlements issued or entered into on or after August 5, 1997, Section 14(a) shall not preclude any offset of a Member’s account in an amount which the Member is required to pay to the Plan in accordance with Section 401(a)(13)(C) of the Code.

(c)                                  Employment.  Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefit shall be construed as giving any Member or Employee, or any person whomsoever, any legal or equitable right against any Participating Company, the Trustee or the Committee, unless such right shall be specifically provided for in the Trust Agreement or the Plan or conferred by affirmative action of the Committee or the Company in accordance with the terms and provisions of the Plan or as giving any Member or Employee the right to be retained in the employ of any Participating Company.  All Members and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

15.                               MERGERS, CONSOLIDATIONS OR TRANSFERS OF PLAN ASSETS

In the case of any Plan merger or Plan consolidation with, or transfer of assets or liabilities of the Plan to, any other plan, each Member in the Plan must be entitled to receive a benefit immediately after the merger, consolidation, or transfer (if the Plan were then to terminate) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had been terminated).  In connection with the transfer of certain account balances from the Wyndham Worldwide Corporation Employee Savings Plan to this Plan, each Member shall be entitled to receive a benefit immediately after such transfer (if the Plan were to then terminate) which is equal to or greater than the benefit he would have been entitled to receive under the Wyndham Worldwide Corporation Employee Savings Plan immediately before the transfer (if the plan were to then terminate).

16.                               PARTICIPATION BY RELATED ENTITIES

(a)                                 Commencement.  Any entity which is a Related Entity with respect to the Company may, with the permission of the Board of Directors, elect to adopt this Plan and the accompanying Trust Agreement; provided that such Board of Director approval shall be deemed satisfied to the extent the Committee determines, in accordance with Section 13(a), that such Related Entity should be added to the list of Participating Companies on Appendix A to reflect corporate changes, acquisitions, divestitures or otherwise reflect changes that have been approved by the Board of Directors that would necessitate a revision to the list of Participating Companies.

(b)                                 Termination.  The Company may, by action of the Board of Directors, determine at any time that any such Participating Company shall withdraw and establish a separate plan and fund.  The withdrawal shall be effected by a duly executed instrument delivered to the Trustee instructing it to segregate the assets of the Fund allocable to the Employees of such Participating Company and pay them over to the separate fund.

(c)                                  Single Plan.  The Plan shall at all times be administered and interpreted as a single plan for the benefit of the Employees of all Participating Companies.

(d)                                 Delegation of Authority.  Each Participating Company, by adopting the Plan, acknowledges that the Company and the Committee have all the rights and duties thereof under the Plan and the Trust Agreement.

17.                               TOP-HEAVY REQUIREMENTS

The top-heavy requirements of Section 416 of the Code and this Article 17 shall not apply in any Plan Year in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and Participating Company Contributions with respect to which the requirements of Section 401(m)(l 1) of the Code are met.

(a)                                 General Rule.  For any Plan Year in which the Plan is a top-heavy plan or included in a top-heavy group as determined under this Section, the special requirements of this Section shall apply.  The Plan shall be a top-heavy plan (if it is not included in an “aggregation group”) or a plan included in a top-heavy group (if it is included in an “aggregation group”) with respect to any Plan Year if the sum as of the “determination date” of the “cumulative accounts” of “key employees” for the Plan Year exceeds 60% of a similar sum determined for all “employees”, excluding “employees” who were “key employees” in prior Plan Years only.

(b)                                 Definitions.  For purposes of this Section, the following definitions shall apply to be interpreted in accordance with the provisions of Section 416 of the Code and the regulations thereunder.

(i)                                     “Aggregation Group” shall mean the plans of each Participating Company or a Related Entity included below:

(A)                               each such plan in which a “key employee” is a participant;

(B)                               each other such plan which enables any plan in subsection (A) above to meet the requirements of Section 401(a)(4) or Section 410 of the Code;

(C)                               each other plan not required to be included in the “aggregation group” which the Company elects to include in the “aggregation group” in accordance with the “permissive aggregation group” rules of the Code if such group would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code with such plan being taken into account; and

(D)                               each terminated plan of the Company that was maintained within the last five (5) years ending on the “determination date”.

(ii)                                  “Cumulative Account” for any “employee” shall mean the sum of the amount of his accounts under this Plan plus all defined contribution plans included in the “aggregation group” (if any) as of the most recent valuation date for each such plan within a twelve-month period ending on the “determination date”, increased by any contributions due after such valuation date and before the “determination date” plus the present value of his accrued benefit under all defined benefit pension plans included in the “aggregation group” (if any) as of the “determination date”.  For a defined benefit plan, the present value of the accrued benefit as of any particular determination date shall be the amount determined under (A) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Participating Companies and all Related Entities, or (B) if there is no such method, as if such benefit accrued not more rapidly than under the slowest accrual rate permitted under the fractional accrual rule of Section 411(b)(1)(C) of the Code, as of the most recent valuation date for the defined benefit plan, under actuarial equivalent factors specified therein, which is within a twelve-month period ending on the determination date.  For this purpose, the valuation date shall be the date for computing plan costs for purposes of determining the minimum funding requirement under Section 412 of the Code.  “Cumulative accounts” of “employees” who have not performed an Hour of Service for any Participating Company or Related Entity for the one-year period ending on the “determination date” shall be disregarded.  An “employees” “cumulative account” shall be increased by the aggregate distributions during the one-year period ending on the “determination date” made with respect to him under any plan in the “aggregation group”.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code.  Rollovers and direct plan-to-plan transfers to this Plan or to a plan in the “aggregation group” shall be included in the “employee’s” “cumulative account” unless the transfer is initiated by the “employee” and made from a plan maintained by an employer which is not a Participating Company or Related Entity.  In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.”

(iii)                               “Determination Date” shall mean with respect to any Plan Year the last day of the preceding Plan Year; however, for the first Plan Year the term shall mean the last day of such Plan Year.

(iv)                              “Employee” shall mean any person (including any deceased employee) who has or had an Account held under this Plan or a plan in the “aggregation group” including this Plan at any time during the Plan Year or any of the four preceding Plan Years.  Any “employee” other than a “Key Employee” described in subsection 17(c)(v) shall be considered a “non-key employee” for purposes of this Section 17.

(v)                                 “Key Employee” shall mean any “employee” or former “employee” (including a Beneficiary thereof) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual compensation greater than $175,000 (as adjusted under Section 416(i)(1) of the Code), a 5-percent owner of the Company, or a 1-percent owner of the Company having annual compensation of more than $150,000.  For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code.  The determination of who is a Key Employee will be made in accordance with Section 416(i) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(vi)                              “Compensation”.  For purposes of this Section 17, “compensation” shall mean compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the employer pursuant to a salary reduction agreement which are excludable from the Employee’s gross income under Section 125, Section 402(e)(3), Section 402(h) or Section 403(b) of the Code.

(c)                                  Vesting.  A Member is 100% vested in his account balance in accordance with subsections 4(c) and 4(f).

(d)                                 Minimum Contribution.  Minimum Participating Company contributions and forfeitures for a Member who is not a “key employee” shall be required in an amount equal to the lesser of three percent (3%) of compensation (as defined in subsection 17(b)(vi) herein) or the highest percentage of Participating Company contributions and forfeitures expressed as a percentage of the first $280,000 (as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code), contributed for any “key employee” under Section 4.  If the highest rate allocated to a key employee for a year in which the plan is top heavy is less than three percent (3%), amounts attributable to a salary reduction shall be included in determining contributions made on behalf of key employees.  For purposes of this subsection, employer social security contributions shall be disregarded.  Each “non-key employee” of a Participating Company who has not separated from service at the end of the Plan Year and who has satisfied the eligibility requirements of subsection 3(a) shall receive any minimum contribution provided under this Section 17 without regard to (i) whether he is credited with 1,000 Hours of Service in the Plan Year (ii) earnings level for the Plan Year or (iii) whether he elects to make contributions under subsection 4(a).  If an “employee” participates in both a defined benefit plan and a defined contribution plan, the minimum benefit shall be provided under the defined benefit plan.  If an “employee” participates in another defined contribution plan, the minimum benefit shall be provided under the other defined contribution plan.

18.                               MISCELLANEOUS

(a)                                 Incapacity.  If the Committee determines that a person entitled to receive any benefit payment is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may make payments to such person for his benefit, or apply the payments for the benefit of such person in such manner as the Committee considers advisable.  Any payment of a benefit in accordance with the provisions of this subsection shall be a complete discharge of any liability to make such payment.

(b)                                 Reversions.  In no event, except as provided herein, shall the Trustee return to a Participating Company any amount contributed by it to the Plan.

(i)                                     Mistake of Fact.  In the case of a contribution made by a good faith mistake of fact, the Trustee shall return the erroneous portion of the contribution, without increase for investment earnings, but with decrease for investment losses, if any, within one year after payment of the contribution to the Fund.

(ii)                                  Deductibility.  To the extent deduction of any contribution determined by the Company in good faith to be deductible is disallowed, the Trustee, at the option of the Company, shall return that portion of the contribution, without increase for investment earnings but with decrease for investment losses, if any, for which deduction has been disallowed within one year after the disallowance of the deduction.

(iii)                               Initial Qualification.  In the event there is a determination that the Plan does not initially satisfy all applicable requirements of Section 401 of the Code, the entire assets of the Plan attributable to contributions made by a Participating Company incident to that initial qualification shall be returned to the Participating Company by the Trustee within one year after the date on which the initial qualification is denied, but only if the Company submitted an application for such initial determination by the due date of the Company’s income tax return for the taxable year in which the Plan was adopted, or such later date as the Secretary may prescribe,

(iv)                              Limitation.  No return of contribution shall be made under this subsection which adversely affects the Plan’s qualified status under regulations, rulings or other published positions of the Internal Revenue Service or reduces a Member’s Account below the amount it would have been had such contribution not been made.

This subsection shall not preclude refunds made in accordance with subsections 4(b)(i), 4(d)(ii), and 4(g)(iii),

(c)                                  Employee Data.  The Committee or the Trustee may require that each Employee provide such data as it deems necessary upon his becoming a Member in the Plan.  Each Employee, upon becoming a Member, shall be deemed to have approved of and to have acquiesced in each and every provision of the Plan for himself, his personal representatives, distributees, legatees, assigns, and beneficiaries.

(d)                                 Law Governing.  This Plan shall be construed, administered and applied in a manner consistent with the laws of the State of Delaware, to the extent not preempted by ERISA.

(e)                                  Pronouns.  The use of the masculine pronoun shall be extended to include the feminine gender wherever appropriate.

(f)                                   Interpretation.  The Plan is a profit sharing plan including a qualified, tax exempt trust under Sections 401(a) and 501(a) of the Code and a qualified cash or deferred arrangement under Section 401(k)(2) of the Code.  The Plan shall be interpreted in a manner consistent with its satisfaction of all requirements of the Code applicable to such a plan.

(g)                                  Qualified Military Service.  Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.  Notwithstanding anything in the Plan to the contrary, in the case of the death of a Member while performing qualified military service, the survivors of the Member are entitled to any benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Member had resumed employment with a Participating Company immediately prior to his death, and then terminated such employment on account of death.  Such benefits shall include receiving service credit for vesting purposes under the Plan for the period of the deceased Member’s qualified military service.

(h)                                 Electronic Administration.  In its rules and procedures for the administration of the Plan (including, without limitation, procedures covering any directions, elections, or other action by Members or Beneficiaries, and the delivery of statements and required or optional disclosure materials to such individuals), the Committee may provide for the use of electronic communications and other media.  Any reference in this Plan to elections, including but not limited to, elections for changing Salary Deferral Contributions and for making Member investment elections, shall mean either written forms or electronic forms (including a telephone transaction), to the extent permitted by applicable law.

19.                               COMPANY STOCK.

(a)                                 Definitions.  The term “Company Stock” as used in this Section 19 shall mean the shares of voting stock, $1.00 par value, issued by the Company, and which constitute “employer securities,” as defined in Section 409(1) of the Code.

(b)                                 Voting of Company Stock.  Each Member shall direct the voting of Company Stock allocated to his Account.  The Trustee shall vote allocated Company Stock for which it has not received direction from the Member or Beneficiary, as the case may be, in the same proportion as directed Company Stock is voted.  For each corporate matter that must be decided (either by law or charter) by vote of the outstanding common shares, each Member shall be given notice, either in person or by mail, of the following:  (i) the matter to be decided; (ii) that he is entitled to direct the Trustee as to the manner of voting the Company Stock allocated to his Account; and (iii) the procedure to be followed to exercise his voting rights.

(c)                                  Securities Laws.  All provisions contained herein with respect to any transactions involving Company Stock, including but not limited to its distribution as a benefit, its repurchase or sale, are subject to and conditioned upon compliance with any applicable provisions of federal and state securities laws or regulations.  Without limiting the generality of the foregoing, and notwithstanding anything to the contrary contained in the Trust, no certificate for shares of Company Stock or certificate of beneficial interest shall be issued or transferred to a Member or Beneficiary unless such shares or other securities, at the time of any such issuance or transfer (i) are exempt securities, or are the subject matter of an exempt transaction under applicable securities law and regulations; (ii) are covered by a registration statement under the Securities

Act of 1933 which is in effect or are exempt from registration under said Act; (iii) comply with the rules of any stock exchange on which the Company’s shares may be listed; and (iv) have been approved by such other regulatory bodies as the Company (or if it so delegates, the Committee) may deem advisable.  Prior to or as soon as feasible after the time when shares of Company Stock or certificates of beneficial interest in such shares would otherwise be deliverable to a Member or Beneficiary, the Company (or if it so delegates, the Committee) will register such shares or interests and take such other steps as may be necessary to allow the issuance or transfer of certificates as aforesaid.  Any certificate issued to evidence such shares or interests may bear such legends and statements as the Company (or if it so delegates, the Committee) may deem advisable to assure compliance with this Plan and with federal and state laws and regulations.

(d)                                 Tender Offers.  In the event of a tender offer, or other similar offer to acquire any Company Stock held in the Fund for the benefit of a Member or Beneficiary, it shall be the duty of the Company (or if it so delegates, the Committee) to furnish (or cause to be furnished) each Member or Beneficiary with all information provided to shareholders of the Company with respect to such offer and with a form to be completed and forwarded directly to the Trustee specifying whether the Member or Beneficiary desires that such offer be accepted or rejected with respect to any Company Stock held for the benefit of that Member or Beneficiary.  Such form shall notify the Member or Beneficiary, as the case may be, that the Trustee will act only in accordance with instructions received from the Member or Beneficiary and that in the absence of any such instructions, shall not accept such offer with respect to any Company Stock held for the benefit of that Member or Beneficiary.  All such forms shall be forwarded by the Member or Beneficiary directly to the Trustee and shall remain confidential as between the Member or Beneficiary and Trustee.  The Trustee shall provide no information concerning such forms to the Company (or if it so delegates, the Committee), Wyndham Worldwide Corporation, any entities previously owned by Wyndham Worldwide Corporation and spun-off by Wyndham Worldwide Corporation or any of their agents which may serve to identify the action taken by any Member or Beneficiary with respect to that offer.

(e)                                  Confidentiality Procedures.  Notwithstanding any provision in this Plan to the contrary, except to the extent necessary to comply with federal and state laws not preempted by ERISA, the Committee shall make certain that procedures are maintained to safeguard the confidentiality of information relating to the purchase, holding, and sale of Company Stock, and the exercise of voting, tender and similar rights with respect to such Company Stock by Members or Beneficiaries.  The Committee shall determine whether or not an independent Fiduciary must be appointed to preserve confidentiality, where there is a potential for undue employer influence upon Members or Beneficiaries with regard to the direct or indirect exercise of shareholder rights.  For purposes of this subsection (e), a Fiduciary is not independent if the Fiduciary is affiliated with the Company.

(f)                                   Employer Securities.  The Trustee shall be empowered to acquire and hold “qualifying employer securities” as that term is defined under ERISA.

(g)                                  Company Stock Fund.

(i)                                     For purposes of this subsection 19(g), “Company Stock Fund” shall mean the fund established by the Committee as an Investment Category which shall be invested primarily in Company Stock, and shall also consist of cash or cash equivalents in which shall be invested cash dividends paid on Company Stock that are accumulated in the ESOP prior to being distributed pursuant to Section 9.  Such cash dividends that are not so distributed shall be invested in Company Stock.  The Company Stock Fund shall constitute an ESOP.  The Company Stock Fund shall accept the shares of common stock of the Company which are (A) delivered to the Plan as part of a special dividend distribution by the Company to its shareholders of all of the stock of the Company (the “Dividend Distribution”).

(ii)                                  Effective as of such date as the Company Stock Fund shall become operational, as determined by the Committee, the Members may make investment directions, changes in investment election or transfers as provided in Section 6 with respect to the Company Stock Fund; provided, however, that (A) with respect to any contribution made by or on behalf of any Member on any given date, no more than 25% of such contribution may be invested in the Company Stock Fund, and (B) any investment direction, change in investment election or transfer between investment funds by a Member pursuant to Section 6 shall only be effected to the extent that such investment direction, change in investment election or transfer does not result in the value of the Member’s Account which is invested in the Company Stock Fund to exceed 25% of the value of the Account.  For purpose of determining the limitation under the foregoing sentence, the value of a Member’s Account as of the Valuation Date immediately preceding the Valuation Date on which the investment direction, change in investment election or transfer is to take place shall be used.  Any attempted investment direction, change in investment election or transfer by a Member that does not satisfy the above-stated 25% limitations shall be null and void to the extent that the implementation of the same would cause the value of such Member’s Accounts, in the aggregate, invested in the Company Stock Fund to exceed such limitation.  Notwithstanding anything in the Plan to the contrary, the 25% limitation on the investment in the Company Stock Fund shall not apply to the extent that such limit is exceeded as a result of a Member’s election made before July 15, 2006 under the Wyndham Worldwide Corporation Employee Savings Plan, to participate in such plan’s automatic rebalancing program (“Advice Access”) if such limit was exceeded by the Member overriding an Advice Access asset allocation recommendation by adding employer stock to the asset allocation and holding some employer stock outside such program.

(iii)                               Any distributions from the Company Stock Fund shall be made in cash unless the Member elects to receive the value of his or her Accounts in the form of Company Stock.  Any distributions of Company Stock from the Company Stock Fund shall be made by distributing the whole shares of Company Stock, as determined by the Trustees, as applicable, at the market value of such shares on a national securities exchange or a national quotation system, with the fractional shares paid in cash.

(iv)                              Except as otherwise provided in this Section 19(g), dividends and other distributions received by the Trustees with respect to Company Stock shall be invested in Company Stock.  Cash dividends paid on shares of Company Stock in which a Member or Beneficiary has a vested interest shall, at the election of the Member or Beneficiary pursuant to procedure set forth by the Committee, be distributed to the Member or Beneficiary.  Cash dividends that are distributed pursuant to an election hereunder shall be paid, at the discretion of the Committee, by the Company in cash to Members and Beneficiaries, or paid by the Company to the Trust and distributed from the Trust to Members and Beneficiaries, not later than ninety (90) days after the close of the Plan Year in which paid to the Trust.

(v)                                 In accordance with Code Section 401(a)(28)(C), valuation of Company Stock that is or becomes not readily tradable on an established securities market shall be made by an independent appraiser who meets the requirements similar to the requirements of the regulations prescribed under Code Section 170(a)(1).

Further, in accordance with Code Sections 409(h)(4), (5) and (6), if the Company Stock is or becomes not readily tradable on an established market, then any Member who is otherwise entitled to a total distribution from the Plan shall have the right to require that his Company Stock be repurchased by the Company.  The Trustee may elect to repurchase such Company Stock in lieu of the Company.  This election shall only be exercisable during the sixty (60) day period immediately following the date of distribution, and if the election made within such six (60) day period, it can be made for an additional sixty (60) days in the following Plan Year.

The amount paid for Company Stock pursuant to this election as part of a lump sum distribution shall be paid in substantially equal periodic payments (not less frequently than annually) over a period beginning not later than thirty (30) days after the request for total distribution and not exceeding five (5) years.  There shall be adequate security provided and reasonable interest paid on an unpaid balance due under this paragraph.

If the Company is required to repurchase Company Stock as part of an installment distribution, the amount to be paid for Company Stock will be paid not later than thirty (30) days after the election is made.

(vi)                              The ESOP portion of the Plan is intended to meet the diversification requirements of Section 401(a)(28) of the Code, to the extent applicable, by Plan design since, under Section 6(b), a Member may self-direct the investment of 100% of the Member’s Account.  To the extent the diversification requirements are not met by Plan design, a Member who has completed at least 10 years of participation in the Plan and attained age 55 (a “Qualified Member”) may elect, within 90 days after the close of each Plan Year in the six-year period beginning with the first Plan Year in which the Member first becomes a qualified Member, to direct the Plan as to the investment of at least 25% of the Member’s Account (to the extent such portion exceeded the amount to which a prior election under this paragraph applied, and substituting 50% for 25% in the case of an election year in which the Member could make his last election), using the method of meeting such requirements under Section 401(a)(28) of the Code as selected by the Committee, notwithstanding any other provisions of the Plan to the contrary.

IN WITNESS WHEREOF, and as evidence of the adoption of this Plan by the Company, it has caused the same to be signed by its officers thereunto duly authorized, this X day of X, 2018.

WYNDHAM HOTELS & RESORTS, INC.

/s/ William Skrzat
Name: William Skrzat
Title: SVP-HR Services

APPENDIX A

Participating Companies

Participating Company	Effective Date of Coverage
Wyndham Hotels & Resorts, Inc.	June 1, 2018
Wyndham Hotel Management, Inc.	January 1, 2019
Dolce International Holdings, Inc.	January 1, 2019
La Quinta Holdings Inc.	January 1, 2019

APPENDIX B

Service Credited with Predecessor Employers

APPENDIX C

Provisions Related to Merged Plans

A.            Provisions Relating to the Merger of the Wyndham Hotels Employee Savings Plan into the Wyndham Hotel Group Employee Savings Plan

1.              Introduction Wyndham Hotels & Resorts, Inc. adopted the Wyndham Hotels Employee Savings Plan (“WHE Plan”), effective June 1, 2018, for the benefit of its eligible employees.  Effective January 1, 2019, the Plan is amended to allow for the participation of the members in the WHE Plan as described in this section A of Appendix C.

2.              Merger of Plan.  The WHE Plan shall be merged with and into the Plan effective at 12:00 a.m. on January 1, 2019 (the “Merger Date”), and shall be continued in the form of the Plan.  The merger of the WHE Plan with and into the Plan and the transfer of assets described in paragraph A.5 shall be made in accordance with Code Sections 401(a)(12) and 414(l) of the regulations thereunder.  The provisions of this Plan as amended by this Section A of Appendix C shall be effective as to participants in the WHE Plan effective January 1, 2019, and in no event shall the Plan provisions apply to such members of the WHE Plan for periods before January 1, 2019.  In no event shall any affected Member’s accrued benefit (including the time and form of such benefit) be reduced or eliminated on account of the merger of such plans in a manner that would violate Code Section 411(d)(6) and the regulations and other guidance thereunder.

3.              Participation.  Each member in the WHE Plan immediately prior to the Merger Date shall automatically continue as a Member in the Plan on and after the Merger Date, and each such Member’s contribution elections in effect under the WHE Plan immediately prior to the Merger Date shall continue in effect under the Plan on and after the Merger Date, subject to all applicable Plan provisions.  Each other eligible Employee (as described in paragraph A.4 below) shall become a Member in the Plan subject to Section 3 of the Plan.  Each Employee who becomes a Plan Member pursuant to this paragraph A.3 (and Section 3 of this Plan, as applicable) on or after the Merger Date shall be referred to herein individually as a “Wyndham Hotels Member” or collectively as the “Wyndham Hotels Members.”

4.              Eligible Employees.  Effective January 1, 2019, employees who were otherwise eligible to participate in the WHE Plan immediately prior to the Merger Date (including those employees who were otherwise eligible and had not completed the eligibility requirements of the WHE Plan as of that date) and any new employee of Wyndham Hotels & Resorts, Inc., Wyndham Hotel Management, Inc., and Dolce International Holdings, Inc. shall become Employees eligible to participate in this Plan as soon as practicable after meeting the requirements of Section 3 of the Plan.

5.              Transfer of Assets.  The WHE Plan assets held under the trust (the “Prior Trust”) which serves as the funding vehicle for the WHE Plan shall be transferred to the trustee of the

Trust on or as soon as practicable after the Merger Date (the “Transfer Date”).  As soon as practicable after the Transfer Date, the trustee of the WHE Plan will deliver to the trustee of the Trust and Plan Administrator an accounting listing the assets so transferred to the trustee of the Trust.  In addition, as soon as practicable after the Merger Date, the plan administrator of the WHE Plan shall transfer to the Plan Administrator all administrative records maintained with respect to WHE Plan Members

6.              Transfer of Account Balances.  All accounts maintained under the WHE Plan shall be adjusted as of the Merger Date in accordance with the provisions of the WHE Plan. The net credit balances in such accounts, as adjusted, shall be transferred to the Plan and credited as of the Merger Date to the corresponding Accounts maintained for Members or new Accounts established for WHE Plan Members.  After the transfer, the Accounts for WHE Plan Members shall be invested in Investment Funds that have similar risk and return characteristics as those funds the WHE Plan Members were invested in immediately prior to the Merger Date.  WHE Plan Members shall be permitted to make investment elections in accordance with Section 6 of the Plan.  The transferred accounts shall include accounts maintained under the WHE Plan for participants in the WHE Plan on December 31, 2018, whose employment with Wyndham Hotels & Resorts, Inc., Wyndham Hotel Management, Inc., or Dolce International Holdings, Inc.  had previously terminated but who had not received distribution of their entire benefits under the WHE Plan.  Until their entire benefits are distributed, such Members (or in the event of their deaths, their beneficiaries under the Plan) shall be treated as Members and beneficiaries, as the case may be, under the Plan.

7.              Vesting/Eligibility Service. WHE Plan Members hired on or before December 31, 2018 shall continue to vest in the portion of their transferred WHE Plan Matching Account balances attributable contributions subject to vesting under the WHE Plan in accordance with the vesting schedule (and accelerated vesting events) set forth in the WHE Plan immediately prior to the Merger Date.  WHE Plan Members hired on or after January 1, 2019 shall be subject to the vesting requirements set forth in subsections 4(c) and 4(f) of the Plan.  Effective January 1, 2019, periods of service with Wyndham Hotels & Resorts, Inc., Wyndham Hotel Management, Inc., and Dolce International Holdings, Inc. that are credited for vesting and eligibility purposes under the WHE Plan as of such date shall be credited under this Plan for purposes of determining Years of Eligibility Service or Years of Vesting Service under this Plan for WHE Plan Members as well as employees of Wyndham Hotels & Resorts, Inc., Wyndham Hotel Management, Inc., and Dolce International Holdings, Inc.  on January 1, 2019 (including those on an authorized leave of absence on such date) who were not otherwise WHE Plan Members.  In no event shall the vested interest of any WHE Plan Member in this Plan be any less than such WHE Plan Member’s vested interest in the WHE Plan immediately prior to the Merger Date.

8.              Use of Terms.  Terms used in this Section A with respect to the WHE Plan and terms used in this Section A with respect to the Plan shall, unless defined in this Section A, have the meanings of those terms as defined on the WHE Plan or the Plan, as the case may be.  All of the terms and provisions of the Plan shall apply to this Section A effective on and after January 1, 2019, except that where the terms of the Plan and this Section A conflict, the terms of this Section A shall govern.